EXHIBIT 1

                  STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                     SELLER,

                         BANK ONE, NATIONAL ASSOCIATION,

                                    TRUSTEE,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                MASTER SERVICER,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                            SECURITIES ADMINISTRATOR,

                                       and

                            EMC MORTGAGE CORPORATION





                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2002





                   Structured Asset Mortgage Investments Inc.
                       Mortgage Pass-Through Certificates

                                 Series 2002-AR5


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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I


                                   Definitions

   Section 1.01.    Definitions...............................................1
   Section 1.02.    Calculation of LIBOR.....................................29

                                   ARTICLE II


               Conveyance of Mortgage Loans; Original Issuance of Certificates

   Section 2.01.    Conveyance of Mortgage Loans to Trustee..................30
   Section 2.02.    Acceptance of Trust Fund by Trustee......................32
   Section 2.03.    Assignment of Interest in the Mortgage Loan Purchase
                    Agreement................................................34
   Section 2.04.    Substitution of Mortgage Loans...........................35
   Section 2.05.    Issuance of Certificates.................................37
   Section 2.06.    Representations and Warranties Concerning the Seller.....37
   Section 2.07.    Conveyance of the Subsequent Mortgage Loans..............38

                                   ARTICLE III


                 Administration and Servicing of Mortgage Loans

   Section 3.01.    Master Servicer..........................................42
   Section 3.02.    REMIC-Related Covenants..................................42
   Section 3.03.    Monitoring of Servicer...................................43
   Section 3.04.    Fidelity Bond............................................44
   Section 3.05.    Power to Act; Procedures.................................44
   Section 3.06.    Due-on-Sale Clauses; Assumption Agreements...............45
   Section 3.07.    Release of Mortgage Files................................45
   Section 3.08.    Documents, Records and Funds in Possession of Master
                    Servicer To Be Held for Trustee..........................46
   Section 3.09.    Standard Hazard Insurance and Flood Insurance Policies...47
   Section 3.10.    Presentment of Claims and Collection of Proceeds.........48
   Section 3.11.    Maintenance of the Primary Mortgage Insurance Policies...48
   Section 3.12.    Trustee to Retain Possession of Certain Insurance
                    Policies and Documents...................................48
   Section 3.13.    Realization Upon Defaulted Mortgage Loans................49
   Section 3.14.    Compensation for the Master Servicer.....................49
   Section 3.15.    REO Property.............................................49
   Section 3.16.    Annual Officer's Certificate as to Compliance............50
   Section 3.17.    Annual Independent Accountant's Servicing Report.........50
   Section 3.18.    Reports Filed with Securities and Exchange Commission....51
   Section 3.19.    EMC......................................................52


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   Section 3.20.    UCC......................................................52
   Section 3.21.    Optional Purchase of Defaulted Mortgage Loans............52

                                   ARTICLE IV


                                    Accounts

   Section 4.01.    Protected Accounts.......................................54
   Section 4.02.    Distribution Account.....................................55
   Section 4.03.    Permitted Withdrawals and Transfers from the
                    Distribution Account.....................................56
   Section 4.04.    Pre-Funding Account and Pre-Funding Reserve Account......58
   Section 4.05.    Interest Coverage Account................................59
   Section 4.06.    Distribution of Carryover Shortfall Amount; Carryover
                    Shortfall Reserve Fund...................................60

                                    ARTICLE V


                                  Certificates

   Section 5.01.    Certificates.............................................62
   Section 5.02.    Registration of Transfer and Exchange of Certificates....68
   Section 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates........71
   Section 5.04.    Persons Deemed Owners....................................71
   Section 5.05.    Transfer Restrictions on Residual Certificates...........72
   Section 5.06.    Restrictions on Transferability of Certificates..........73
   Section 5.07.    ERISA Restrictions.......................................73
   Section 5.08.    Rule 144A Information....................................74

                                   ARTICLE VI


                         Payments to Certificateholders

   Section 6.01.    Distributions on the Certificates........................75
   Section 6.02.    Allocation of Losses.....................................77
   Section 6.03.    Payments.................................................78
   Section 6.04.    Statements to Certificateholders.........................78
   Section 6.05.    Monthly Advances.........................................81
   Section 6.06.    Compensating Interest Payments...........................82

                                   ARTICLE VII


                               The Master Servicer

   Section 7.01.    Liabilities of the Master Servicer.......................83
   Section 7.02.    Merger or Consolidation of the Master Servicer...........83
   Section 7.03.    Indemnification of the Trustee, the Master Servicer
                    and the Securities Administrator.........................83
   Section 7.04.    Limitations on Liability of the Master Servicer
                    and Others...............................................83


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   Section 7.05.    Master Servicer Not to Resign............................85
   Section 7.06.    Successor Master Servicer................................85
   Section 7.07.    Sale and Assignment of Master Servicing..................85

                                  ARTICLE VIII


                                     Default

   Section 8.01.    "Event of Default".......................................86
   Section 8.02.    Trustee to Act; Appointment of Successor.................87
   Section 8.03.    Notification to Certificateholders.......................88
   Section 8.04.    Waiver of Defaults.......................................88
   Section 8.05.    List of Certificateholders...............................89

                                   ARTICLE IX


                   Concerning the Trustee and the Securities Administrator

   Section 9.01.    Duties of Trustee........................................90
   Section 9.02.    Certain Matters Affecting the Trustee and the Securities
                    Administrator............................................92
   Section 9.03.    Trustee and Securities Administrator Not Liable for
                    Certificates or Mortgage Loans...........................93
   Section 9.04.    Trustee and Securities Administrator May Own
                    Certificates.............................................94
   Section 9.05.    Trustee's and Securities Administrator's Fees and
                    Expenses.................................................94
   Section 9.06.    Eligibility Requirements for Trustee and Securities
                    Administrator............................................95
   Section 9.07.    Insurance................................................95
   Section 9.08.    Resignation and Removal of the Trustee and Securities
                    Administrator............................................95
   Section 9.09.    Successor Trustee and Successor Securities
                    Administrator............................................96
   Section 9.10.    Merger or Consolidation of Trustee or Securities
                    Administrator............................................97
   Section 9.11.    Appointment of Co-Trustee or Separate Trustee............97
   Section 9.12.    Federal Information Returns and Reports to
                    Certificateholders; REMIC Administration.................98

                                    ARTICLE X


                                   Termination

   Section 10.01.   Termination Upon Repurchase by the Seller or its Designee or
                    Liquidation of the Mortgage Loans.......................101
   Section 10.02.   Additional Termination Requirements.....................103

                                   ARTICLE XI


                            Miscellaneous Provisions

   Section 11.01.   Intent of Parties.......................................104
   Section 11.02.   Amendment...............................................104


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   Section 11.03.   Recordation of Agreement................................105
   Section 11.04.   Limitation on Rights of Certificateholders..............105
   Section 11.05.   Acts of Certificateholders..............................106
   Section 11.06.   GOVERNING LAW...........................................107
   Section 11.07.   Notices.................................................107
   Section 11.08.   Severability of Provisions..............................107
   Section 11.09.   Successors and Assigns..................................108
   Section 11.10.   Article and Section Headings............................108
   Section 11.11.   Counterparts............................................108
   Section 11.12.   Notice to Rating Agencies...............................108



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                                    EXHIBITS

Exhibit A-1     -     Form of Class A and Class X Certificates
Exhibit A-2     -     Form of Class B Certificates
Exhibit A-3     -     Form of Class R Certificates
Exhibit B       -     Mortgage Loan Schedule
Exhibit C       -     [Reserved]
Exhibit D       -     Request for Release of Documents
Exhibit E       -     Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1     -     Form of Investment Letter
Exhibit F-2     -     Form of Rule 144A and Related Matters Certificate
Exhibit G       -     Form of Custodial Agreement
Exhibit H-1     -     Alliance Subservicing Agreement
Exhibit H-2     -     SouthTrust Servicing Agreement
Exhibit I       -     Assignment Agreements
Exhibit J       -     Mortgage Loan Purchase Agreement
Exhibit K       -     Form of Subsequent Transfer Instrument


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                         POOLING AND SERVICING AGREEMENT

        Pooling and Servicing Agreement, dated as of December 1, 2002, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as seller (the "Seller"), Bank One, National Association, a national banking association, not in its individual capacity but solely as trustee (the "Trustee"), Wells Fargo Bank Minnesota, National Association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and EMC Mortgage Corporation ("EMC").

                              PRELIMINARY STATEMENT

        On or prior to the Closing Date, the Seller has acquired the Mortgage Loans from EMC. On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

        The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated "regular interests" in such REMIC and the Class R-I Certificate will be designated the "residual interests" in such REMIC.

        The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-II Certificate will be designated the "residual interests" in such REMIC.

        The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $305,447,796.

        In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Securities Administrator, EMC and the Trustee agree as follows:

                                    ARTICLE I
                                   Definitions

        Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

        Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (a) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(b) as provided in the related Servicing Agreement, but, in each case, in no event below the standard set forth in clause (a).


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        Account: The Distribution Account and the related Protected Account, as the context may require.

        Accrued Certificate Interest: For any Certificate (other than the Residual Certificates) for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or Notional Amount) of such Certificate immediately prior to such Distribution Date, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans, (ii) in the case of a Senior Mezzanine Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the related Mortgage Loans, and (iii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the related Mortgage Loans, in each such instance to the extent allocated thereto in accordance with Section 6.02(g). Interest on the Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Adjustable Rate Certificates: The Class A-1 Certificates, Class A-2 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates.

        Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

        Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

        Alliance: Alliance Mortgage Company.

        Alliance Subservicing Agreement: That certain Subservicing Agreement, dated as of August 1, 2002, and attached hereto as Exhibit H-1, between Alliance as servicer and EMC as owner.

        Allocable Share: With respect to the Senior Mezzanine and each Class of Subordinate Certificates:

        (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Senior Mezzanine and Subordinate Certificates; and

        (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount,


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                      (1) for any Distribution Date on which the Senior
               Mezzanine Loss and Delinquency Test has been satisfied, as to the Senior Mezzanine and each Class of Subordinate Certificates (or if the Current Principal Amount of the Senior Mezzanine Certificates has been reduced to zero, the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Senior Mezzanine and Subordinate Certificates for which the related Class Prepayment Distribution Trigger has been satisfied and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of the Senior Mezzanine Certificates or any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause
               (b)(1), to the extent of such Class's remaining Allocable Share, shall be distributed to the Class of Subordinate Certificates having the lowest numerical designation and to the Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger in reduction of their respective Current Principal Amounts, in the order of their numerical Class designations; and

                      (2) for any Distribution Date on which the Senior
               Mezzanine Loss and Delinquency Test has not been satisfied, as to the Senior Mezzanine Certificates, 100%, and as to the Subordinate Certificates, 0%; provided that if on a Distribution Date, the Current Principal Amount of the Senior Mezzanine Certificates is reduced to zero, any remaining amounts distributed pursuant to this clause (b)(2) shall be distributed to the Classes of Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

        Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Trustee delivered to it by the Master Servicer or the Seller, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

        Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

        Assignment Agreements: The agreements attached hereto as Exhibit I, whereby the Assigned Loans (as defined therein) and the related Servicing Agreement were assigned to the Trustee for the benefit of the Certificateholders.


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        Assumed Final Distribution Date: May 19, 2033, or if such day is not a
Business Day, the next succeeding Business Day.

        Available Funds: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans:
(a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by a Servicer or the Master Servicer with respect to such Distribution Date, (c) any other miscellaneous amounts remitted by the Master Servicer or a Servicer pursuant to the related Servicing Agreement, (d) any amounts deposited into the Distribution Account from the Pre-Funding Reserve Account and the Interest Coverage Account pursuant to Sections 4.04 and 4.05 of this Agreement, and (e) any amount reimbursed by the Master Servicer in connection with losses on investments of deposits in an account, except:

               (i)    all payments that were due on or before the Cut-off Date;

               (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

               (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

               (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

               (v) amounts of Monthly Advances determined to be Nonrecoverable Advances;

               (vi) any investment earnings on amounts on deposit in the Distribution Account and amounts permitted to be withdrawn from the Distribution Account pursuant to the Servicing Agreements or this Agreement;

               (vii) to pay the Servicing Fees or to reimburse the Servicers, the Trustee, the Custodian or the Master Servicer for such amounts as are due under the Servicing Agreements, this Agreement or the Custodial Agreement and have not been retained by or paid to the Servicers, the Trustee, the Custodian or the Master Servicer; and

               (viii) to pay to the Securities Administrator any amounts as are due under the Agreement, and have not been retained by or paid to the Securities Administrator.

        Average Loss Severity: With respect to any period, the fraction obtained by dividing (x) the aggregate amount of Realized Losses for the Mortgage Loans for such period by (y) the number of Mortgage Loans which had Realized Losses for such period.

        BancMortgage:  BancMortgage Financial Corp.


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        Bankruptcy Code: The United States Bankruptcy Code, as amended, as codified in 11 U.S.C.ss.ss.101-1330.

        Book-Entry Certificates: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

        Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or the Federal Reserve is closed or on which banking institutions in New York City or in any of the jurisdictions in which the Trustee, the Master Servicer, the Servicers or the Securities Administrator is located are obligated by law or executive order to be closed.

        Calendar Quarter: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

        Carryover Shortfall: With respect to the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date for which the Pass-Through Rate for such Certificates is equal to the weighted average of the Net Rates on the related Mortgage Loans, the excess, if any, of (x) Accrued Certificate Interest on the Class A-1, Class A-2, Class B-1, Class B-2 or Class B-3 Certificates, as applicable, for such Distribution Date, using the lesser of
(a) LIBOR plus the related Margin, as calculated for such Distribution Date, and
(b) 11.00% per annum, over (y) Accrued Certificate Interest on the Class A-1, Class A-2, Class B-1, Class B-2 or Class B-3 Certificates, as applicable, for such Distribution Date at the weighted average of the Net Rates on the related Mortgage Loans.

        Carryover Shortfall Amount: With respect to the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates and each Distribution Date, the sum of (a) the aggregate amount of Carryover Shortfall for such Class on such Distribution Date which is not covered on such Distribution Date by interest distributions otherwise payable to the Class X Certificates, plus (b) any Carryover Shortfall Amount for such Class remaining unpaid from the preceding Distribution Date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding Interest Accrual Period) at a rate equal to the lesser of (i) LIBOR plus the related Margin for such Distribution Date and (ii) 11.00% per annum.

        Carryover Shortfall Reserve Fund: An "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class X Certificates, and which is established and maintained pursuant to Section 4.06.

        Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2 and A-3, with the blanks therein appropriately completed.

        Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

        Certificate Register: The register maintained pursuant to Section 5.02.


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        Certificateholder: A Holder of a Certificate.

        Class: With respect to the Certificates, A-1, X, A-2, R-I, R-II, B-1, B-2, B-3, B-4, B-5 and B-6.

        Class Prepayment Distribution Trigger: For the Senior Mezzanine Certificates or a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

        Class R Certificates: The Class R-I and Class R-II Certificates.

        Closing Date: December 30, 2002.

        Code: The Internal Revenue Code of 1986, as amended.

        Compensating Interest Payment: As defined in Section 6.06.

        Corporate Trust Office: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 1 Bank One Plaza, Mail Suite IL1-0126, Chicago, Illinois 60670, Attention: Global Corporate Trust Services.

        Corresponding Certificate: With respect to (i) REMIC I Regular Interest LT-A1, (ii) REMIC I Regular Interest LT-A2, (iii) REMIC I Regular Interest LT-B1, (iv) REMIC I Regular Interest LT-B2, (v) REMIC I Regular Interest LT-B3,
(vi) REMIC I Regular Interest LT-B4, (vii) REMIC I Regular Interest LT-B5,
(viii) REMIC I Regular Interest LT-B6, and (ix) REMIC I Regular Interest LT-R,
(i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class B-1 Certificates, (iv) the Class B-2 Certificates, (v) the Class B-3 Certificates, (vi) the Class B-4 Certificates, (vii) the Class B-5 Certificates,
(viii) the Class B-6 Certificates, and (ix) the Class R-II Certificates, respectively.

        Cross-Over Date: The first Distribution Date on which the aggregate Current Principal Amount of the Senior Mezzanine Certificates and Subordinate Certificates has been reduced to zero (after giving effect to all distributions on such Distribution Date).

        Current Principal Amount: With respect to any Certificate (other than an Interest Only Certificate) as of any Distribution Date, the initial principal amount of such Certificate, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation, (iii) in the case of a Senior Mezzanine Certificate, such Certificate's pro rata share, if any, of the applicable Senior Mezzanine Certificate Writedown Amount for previous Distribution Dates and (iv) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With


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respect to any Class of Certificates (other than the Interest Only
Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-I and Class R-II Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

        Custodial Agreement: An agreement, dated as of the Closing Date, among the Seller, the Master Servicer, the Trustee and the Custodian, in substantially the form of Exhibit G hereto.

        Custodian: Wells Fargo Bank Minnesota, National Association, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

        Cut-off Date: December 1, 2002.

        Cut-off Date Balance: $305,447,796.

        Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

        Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then-outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

        Deposit Amount: The amount of $100.00 deposited by the Seller on the Closing Date into the Distribution Account.

        Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

        Depository Agreement: The meaning specified in Subsection 5.01(a) hereof.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

        Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.


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        Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

        Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Bank One, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2002-AR5 - Distribution Account," and which shall be an Eligible Account.

        Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

        Distribution Date: The 19th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 19th day is not a Business Day, the Business Day immediately following.

        DTC Custodian: Bank One, National Association, or its successors in interest as custodian for the Depository.

        Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

        Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

        Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)(B)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral, or the Distribution Date (if such Permitted Investment is an obligation of the institution that maintains the Distribution Account)) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the respective Rating Agencies). Eligible Accounts may bear interest.

        EMC: EMC Mortgage Corporation.

        ERISA: The Employee Retirement Income Security Act of 1974, as amended.

        Event of Default: An event of default described in Section 8.01.

        Excess Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan exceeds (i) the Scheduled Principal Balance of such Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

        Exchange Act:  As defined in Section 3.18.

        Fannie Mae: Federal National Mortgage Association or any successor thereto.

        FDIC: Federal Deposit Insurance Corporation or any successor thereto.

        Final Certification: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

        First Horizon: First Horizon Home Loan Corporation.

        Fractional Undivided Interest: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Residual Certificate will be deemed to equal 0.25% multiplied by the percentage interest of such Residual Certificate,
(ii) an Interest Only Certificate
will be deemed to equal 1.0% multiplied by a fraction, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the aggregate Notional Amount of such respective Class and (iii) a Certificate of any other Class will be deemed to equal 98.50% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all the Certificates.

        Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

        Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

        Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule, which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the Minimum Lifetime Mortgage Rate, the Maximum Lifetime Mortgage Rate and the Periodic Rate Cap) the Mortgage Interest Rate from such Interest Adjustment Date until the next Interest Adjustment Date.

        Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

        HomeBanc: HomeBanc Mortgage Corporation.

        HomeBanc Loans: Such Mortgage Loans that were purchased by EMC from HomeBanc on a servicing retained basis.

        Indemnified Persons: The Trustee, the Master Servicer, the Custodian and the Securities Administrator and its officers, directors, agents and employees and any separate co-trustee and its officers, directors, agents and employees.

        Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Affiliate of the Seller or the Master Servicer and (c) is not connected with the Seller or the Master Servicer or any Affiliate of the Seller or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

        Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

        Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

        Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

        Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

        Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property, other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument, and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

        Interest Accrual Period: With respect to each Distribution Date, for each Class of Certificates (other than the Adjustable Rate Certificates and the Residual Certificates), the calendar month preceding the month in which such Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates, the period commencing on the 19th day of the preceding calendar month (or in the case of the first Distribution Date, the Closing Date), to the 18th day of the month of that Distribution Date. The Residual Certificates will not bear interest.

        Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

        Interest Coverage Account: The account established and maintained pursuant to Section 4.05 and which shall be an Eligible Account.

        Interest Coverage Amount: The amount to be paid by the Seller to the Trustee for deposit in the Interest Coverage Account on the Closing Date pursuant to Section 4.05, which amount is approximately $794,063.

        Interest Determination Date: With respect to each Distribution Date, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

        Interest Only Certificates: The Class X Certificates.

        Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

        (a) Partial Principal Prepayments received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

        (b) Principal Prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

        (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

        Interim Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

        Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

        LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

        LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England and New York City are required or authorized to by law to be closed.

        Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the related Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

        Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

        Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation of a Mortgage Loan.

        Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

        Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

        Loss Allocation Limitation: The meaning specified in Section 6.02(c) hereof.

        Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

        Margin: With respect to the Class A-1 Certificates, initially 0.45% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and thereafter, 0.90% per annum. With respect to the Class A-2 Certificates, initially 0.80% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and thereafter, 1.20% per annum. With respect to the Class B-1 Certificates, initially 1.00% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and thereafter, 1.50% per annum. With respect to the Class B-2 Certificates and Class B-3 Certificates, initially 1.00% per annum, and starting on the first Distribution Date after the first possible Optional Termination Date and thereafter, 1.50% per annum. With respect to REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2 and LT-B3, the Margin applicable to the Class of Certificates with the same designation.

        Market Street:  Market Street Mortgage Corporation.

        Master Servicer: As of the Closing Date, Wells Fargo Bank Minnesota, National Association and, thereafter, its respective successors in interest who meet the qualifications of a successor Master Servicer as set forth in this Agreement.

        Master Servicing Compensation: The meaning specified  in Section 3.14.

        Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

        MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

        MERS(R) System: The system of recording transfers of Mortgages electrically maintained by MERS.

        MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R)System.

        Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

        MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

        Monthly Advance: An advance of principal or interest required to be made by a Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

        Moody's: Moody's Investors Service, Inc. or its successor in interest.

        Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

        Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

        Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of December 30, 2002, between EMC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

        Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

        Mortgage Loan Seller: EMC Mortgage Corporation, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

        Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

        Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

        Mortgagor: The obligor on a Mortgage Note.

        Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

        Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to a Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances made with respect to such Mortgage Loan.

        Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the related Servicing Fee Rate.

        Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or the related Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or the related Servicer, as the case may be, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

        Notional Amount: On any Distribution Date, the Notional Amount of the Class X Certificates is equal to the sum of the Current Principal Amounts of the Class A-1 Certificates, Class A-2 Certificates and the Offered Subordinate Certificates immediately preceding that Distribution Date; for federal income tax purposes, the equivalent of the foregoing, expressed as the aggregate Uncertificated Principal Balance of REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2 and LT-B3, respectively immediately preceding that Distribution Date.

        Offered Certificate: Any Senior Certificate, Senior Mezzanine Certificate or Offered Subordinate Certificate.

        Offered Subordinate Certificates: The Class B-1, Class B-2 and Class B-3 Certificates.

        Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Seller, as applicable, and delivered to the Trustee, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for EMC, the Master Servicer or the Seller.

        Optional Termination Date: Any Distribution Date on or after which the Scheduled Principal Balance (before giving effect to distributions to be made on such Distribution Date) of the Mortgage Loans is less than or equal to 10% of the sum of (i) of the Cut-off Date Balance and (ii) the Pre-Funded Amount.

        Original Senior Mezzanine and Subordinate Principal Balance: The aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates as of the Closing Date.

        Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except if either clause (i) or clause (ii) is unavailable, then the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, then Original Value may be determined from other sources reasonably acceptable to the Seller.

        Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

        Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

        Pass-Through Rate: As to each Class of Certificates, the rate of interest determined as provided with respect thereto, in Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

        Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

        Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

               (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company (including the Master Servicer or Trustee, or an Affiliate thereof, each acting in its commercial banking capacity); provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is S&P's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is S&P's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P's if S&P's is the Rating Agency;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and S&P in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days; and

               (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which the Trustee or the Master Servicer or any Affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian;

provided, however, that no instrument shall be a Permitted Investment if it represents either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

        Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

        Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Physical Certificates: The Residual Certificates and the Private Certificates.

        Pre-Funded Amount : The amount deposited by the Trustee in the Pre-Funding Account on the Closing Date, which amount is $94,552,205.

        Pre-Funding Account: The account established and maintained pursuant to
Section 4.04 and which shall be an Eligible Account.

        Pre-Funding Period: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of investment income) is reduced to zero or (ii) March 29, 2003.

        Pre-Funding Reserve Account: The account established and maintained pursuant to Section 4.04 and which shall be an Eligible Account.

        Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

        Prepayment Period: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

        Primary Mortgage Insurance Policy: A policy underwriting primary mortgage insurance.

        Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

        Private Certificates: Any Class B-4, Class B-5 and Class B-6
Certificate.

        Protected Account: An account or accounts established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the related Servicing Agreement.

        QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

        Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as its claims-paying ability is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

        Rating Agencies: S&P and Moody's.

        Realized Loss: As to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan. As to any Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of such Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of such Mortgage Loan as reduced by the Deficient Valuation.

        Record Date: With respect to each Distribution Date and each Class of Certificates (other than the Adjustable Rate Certificates), the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and the Adjustable Rate Certificates, the 18th day of the month of such Distribution Date.

        Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

        Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

        Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

        REMIC: A real estate mortgage investment conduit, as defined in the Code.

        REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Mortgage Loans, (ii) the Protected Accounts, (iii) any REO Property relating to the Mortgage Loans, (iv) the rights with respect to the Servicing Agreements, (v) the rights with respect to the Assignment Agreements, (vi) such funds or assets as from time to time are deposited in the Distribution Account and belonging to the Trust Fund (exclusive of the Pre-Funding Account, the Interest Coverage Account and the Carryover Shortfall Reserve Fund) and (vii) any proceeds of the foregoing.

        REMIC I Interests: The REMIC I Regular Interests and the Class R-I Certificates.

        REMIC I Regular Interests: The REMIC I Regular Interests, with such terms as described in Section 5.01(c).

        REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests.

        REMIC II Certificates: The REMIC II Regular Certificates and the Class R-II Certificates.

        REMIC II Regular Certificates: As defined in Section 5.01(c).

        REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

        REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

        REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

        Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, the Subsequent Mortgage Loan Purchase Agreement or Article II or Section 3.21 of this Agreement, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of the acquisition), plus (ii) accrued but unpaid interest on the Outstanding Principal Balance of such Mortgage Loan at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, and reduced by (iii) any portion of the Master Servicing Compensation, Servicing Fee and Monthly Advances relating to such Mortgage Loan and advances payable to the purchaser of such Mortgage Loan.

        Request for Release: A request for release in the form attached hereto as Exhibit D.

        Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

        Residual Certificates: Any of the Class R Certificates.

        Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

        Rule 144A: Rule 144A promulgated under the Securities Act.

        Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

        S&P: Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

        Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

        Scheduled Principal: The principal portion of any Scheduled Payment.

        Scheduled Principal Balance: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

        Securities Act: The Securities Act of 1933, as amended.

        Securities Administrator: Wells Fargo Bank Minnesota, National Association, or its successor in interest, or any successor securities administrator appointed as herein provided.

        Securities Legend: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION UNLESS IT IS COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING,

BUT NOT LIMITED TO, CLASS PROHIBITED TRANSACTION EXEMPTION ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR."

        Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

        Seller: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

        Senior Certificates: The Class A-1 and the Interest Only Certificates.

        Senior Mezzanine Certificates: The Class A-2 Certificates.

        Senior Mezzanine Certificate Writedown Amount: As to any Distribution Date on or after which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Mortgage Loans on the Due Date related to such Distribution Date.

        Senior Mezzanine Loss and Delinquency Test: On any Distribution Date, the Senior Mezzanine Loss and Delinquency Test is satisfied if, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2013 and December 2013, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2014 and December 2014, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2015 and December 2015, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2016 and December 2016, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after January 19, 2017.

        Senior Mezzanine and Subordinate Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates immediately prior to such Distribution Date):

               (i) the applicable Senior Mezzanine and Subordinate Percentage of the principal portion of all Monthly Payments due on each Outstanding Mortgage Loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of each Principal Prepayment in part during the related Prepayment Period with respect to each Mortgage Loan and the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

               (iii) the excess, if any, of (A) all Net Liquidation Proceeds with respect to the Mortgage Loans allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iv) of the definition of Senior Optimal Principal Amount;

               (iv) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or related REO Property which was purchased with respect to such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan that has been replaced with a Substitute Mortgage Loan pursuant to Section 2.04 of this Agreement with respect to such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

               (v) on the Distribution Date on which the Current Principal Amounts of the Senior Certificates (other than the Interest Only Certificates) have all been reduced to zero, 100% of any Senior Optimal Principal Amount.

               After the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates has been reduced to zero, the Senior Mezzanine and Subordinate Optimal Principal Amount shall be zero.

        Senior Mezzanine and Subordinate Percentage: 100% minus the Senior Percentage.

        Senior Mezzanine and Subordinate Prepayment Percentage: With respect to the Mortgage Loans, on any Distribution Date, 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Senior Certificates (other than the Interest Only Certificates) have each been reduced to zero, the Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

        Senior Optimal Principal Amount: As to any Distribution Date and with regard to the Senior Certificates (other than the Interest Only Certificates), an amount equal to the sum, without duplication, of:

               (i) the Senior Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) the applicable Senior Prepayment Percentage of all Principal Prepayments in part received during the related Prepayment Period;

               (iii) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Principal Prepayment in full during the related Prepayment Period;

               (iv) the lesser of (a) the applicable Senior Prepayment Percentage of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and

               (v) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or related REO Property which was purchased by the Mortgage Loan Seller with respect to such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Mortgage Loan Seller with a Substitute Mortgage Loan pursuant to Section
        2.04 of this Agreement with respect to such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan;

provided, that such sum shall in no event be greater than the aggregate Current Principal Amount of the Senior Certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date.

        Senior Percentage: Initially, approximately 92.00%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Senior Certificates (other than the Interest Only

Certificates) immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the related Due Period, plus the amount on deposit in the Pre-Funding Account (or the Pre-Funding Reserve Account, as applicable).

        Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, and with respect to the Senior Certificates (other than the Interest Only Certificates), as follows:


Period (dates inclusive)                Senior Prepayment Percentage
--------------------------------------------------------------------------------
January 19, 2003 - December 19, 2012    100%

January 19, 2013 - December 19, 2013    Senior Percentage plus 70% of the Senior
                                        Mezzanine and Subordinate Percentage

January 19, 2014 - December 19, 2014    Senior Percentage plus 60% of the Senior
                                        Mezzanine and Subordinate Percentage

January 19, 2015 - December 19, 2015    Senior Percentage plus 40% of the Senior
                                        Mezzanine and Subordinate Percentage

January 19, 2016 - December 19, 2016    Senior Percentage plus 20% of the Senior
                                        Mezzanine and Subordinate Percentage

January 19, 2017 and thereafter         Senior Percentage


        In addition, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine Certificates and the Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2013 and December 2013, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2014 and December 2014, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2015 and December 2015, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including January 2016 and December 2016, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after January 19, 2017.

        In addition, if the current Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed

50% and (b)(i) prior to the Distribution Date in January 2006, cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in January 2006, cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage; provided, however, if the current Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial Senior Mezzanine and Subordinate Percentage for the Certificates prior to the Distribution Date in January 2006 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

        Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Cut-Off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Senior Certificates (other than the Interest Only Certificates) are reduced to zero, the Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

        Servicer: With respect to each Mortgage Loan, either Alliance or SouthTrust, as applicable under the Servicing Agreements.

        Servicer Remittance Date: With respect to each Mortgage Loan, the 18th day of each month, or if such day is not a Business Day, the preceding Business Day.

        Servicing Agreement(s): The Alliance Subservicing Agreement and/or the SouthTrust Servicing Agreement, as applicable.

        Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the applicable Servicing Fee Rate.

        Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

        Servicing Officer: As defined in the related Servicing Agreement.

        SouthTrust: SouthTrust Mortgage Corporation.

        SouthTrust Servicing Agreement: That certain Purchase, Warranties and Servicing Agreement, dated as of November 1, 2002, and attached hereto as Exhibit H-2, between SouthTrust and EMC.

        SouthStar: SouthStar Funding LLC or HomeStar Mortgage Services, LLC.

        SouthStar Loans: Such Mortgage Loans that were purchased by EMC from SouthStar on a servicing retained basis.

        SouthStar Underwriting Guidelines: The underwriting guidelines established by SouthStar and in accordance with which the SouthStar Loans were originated.

        Startup Day: December 30, 2002.

        Subordinate Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

        Subordinate Certificate Writedown Amount: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

        Subsequent Cut-off Date: With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

        Subsequent Mortgage Loans: The Mortgage Loans which will be acquired by the Trust during the Pre-Funding Period with amounts on deposit in the Pre-Funding Account.

        Subsequent Mortgage Loan Purchase Agreement: The agreement between EMC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto, regarding the transfer of the Subsequent Mortgage Loans by EMC to Structured Asset Mortgage Investments Inc.

        Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

        Subsequent Transfer Instrument: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee at the written direction of the Seller substantially in the form attached hereto as Exhibit K, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

        Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to a Servicing Agreement, the Mortgage Loan Purchase Agreement, the Subsequent Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a

Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and has a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

        Tax Administration and Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

        Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

        Trustee: Bank One, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

        Uncertificated Principal Balance: With respect to any REMIC I Regular Interest as of any Distribution Date, the initial principal amount of such Regular Interest, reduced by (i) all amounts distributed on previous Distribution Dates on such Regular Interest with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Regular Interest, taking account of the Loss Allocation Limitation and (iii) in the case of a REMIC I Regular Interest for which the Corresponding Certificate is a Subordinate Certificate, such Regular Interest's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount allocated to such Corresponding Certificate for previous Distribution Dates.

        Underlying Seller: With respect to each Mortgage Loan, HomeBanc, BancMortgage, SouthTrust, Market Street, First Horizon or SouthStar, as indicated on the Mortgage Loan Schedule.

        Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to the related Servicing Agreement, without regard to whether or not such policy is maintained.

        United States Person: A citizen or individual resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership, either directly or through any entity that is not a corporation for United States federal income tax purposes, are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such United

States Persons have the authority to control all substantial decisions of such trust. To the extent prescribed in regulations by the Secretary of the United States Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States Person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

        Section 1.02. Calculation of LIBOR.

        LIBOR applicable to the calculation of the Pass-Through Rate on the Adjustable Rate Certificates for any Interest Accrual Period will be determined on each Interest Determination Date. On each Interest Determination Date, LIBOR shall be established by the Securities Administrator and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator) as of 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates then outstanding. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the nearest whole multiple of 0.03125%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of the Adjustable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date; provided, however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of LIBOR by the Securities Administrator on any Interest Determination Date and the Securities Administrator's subsequent calculation of the Pass-Through Rate applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. Promptly following each Interest Determination Date, the Securities Administrator shall supply the Master Servicer with the results of its determination of LIBOR on such date.


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


                                   ARTICLE II
                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

        Section 2.01. Conveyance of Mortgage Loans to Trustee. (a) The Seller, concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Pre-Funding Account and to the Distribution Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the related Servicer in Protected Accounts and the Trustee in the Distribution Account for the benefit of the Trustee on behalf of the Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreements as assigned to the Trustee on behalf of the Certificateholders by the Assignment Agreements, and (viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

        (b) In connection with the above sale, transfer and assignment, the Seller hereby deposits with the Trustee, or the Custodian, as its agent, as described in the Mortgage Loan Purchase Agreement, with respect to each Mortgage Loan, and as described in the Subsequent Mortgage Loan Purchase Agreement, with respect to each Subsequent Mortgage Loan, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or a lost note affidavit with indemnity, (ii) the original Security Instrument (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), which shall have been recorded, with evidence of such recording indicated thereon, (iii) unless the Mortgage Loan is registered on the MERS(R) System, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "Bank One, National Association, as Trustee", with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (x) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form), (iv) the original recorded assignment or assignments of the Security Instrument showing an unbroken chain of title from the originator to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R)

System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Security Instrument with evidence of recording indicated thereon, (v) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon, (vi) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vii) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and (viii) originals of all modification agreements, if applicable and available; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller, to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) the Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and EMC Mortgage Corporation, between EMC Mortgage Corporation and the Seller, and between the Seller and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee or the Custodian, as its agent, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the Custodian, as its agent, promptly after they are received. The Seller shall cause, at its expense, the assignment of the related Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date or the Subsequent Transfer Date, as applicable, unless (1) such recordation is not required by the Rating Agencies, (2) an Opinion of Counsel has been provided to the Trustee (with a copy to the Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (3) MERS is identified on the related Security Instrument or on a properly recorded assignment of such Security Instrument as mortgagee of record solely as nominee for Seller and its successors and assigns. The Seller need not cause to be recorded any assignment in any jurisdiction under any state other than Maryland, Florida, Mississippi, South Carolina and Tennessee; provided, however, that each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee, or the Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default,
(iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa3, (v) the occurrence of a servicing transfer as described in

Section 8.02 hereof, or (vi) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

        Section 2.02. Acceptance of Trust Fund by Trustee. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Seller and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, with respect to the Mortgage Loans, or the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, the Custodian shall acknowledge, with respect to each Mortgage Loan by an Initial Certification substantially in the form of Exhibit One to the Custodial Agreement, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or within 90 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller and the Trustee an Interim Certification substantially in the form annexed as Exhibit Two to the Custodial Agreement. In conducting such review, the Trustee or Custodian will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, then the Trustee or the Custodian, as its agent, shall promptly notify the Mortgage Loan Seller. In accordance with the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans), the Mortgage Loan Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and, if the Mortgage Loan Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee or the Custodian, as its agent, shall enforce the Mortgage Loan Seller's obligation pursuant to the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as applicable, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy thereof, because the originals of such documents or a certified copy have not been returned by the applicable jurisdiction, then the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date or the Subsequent Transfer Date, as applicable. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

        (b) No later than 180 days after the Closing Date (or within 180 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the Custodian thereof), the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller and the Trustee a Final Certification substantially in the form annexed as Exhibit Three to the Custodial Agreement. In conducting such review, the Trustee or the Custodian, as its agent, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Mortgage Loan Seller (provided, however, that with respect to those documents described in subsection (b)(iv), (b)(v) and (b)(vii) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans), the Mortgage Loan Seller shall correct or cure any such defect or EMC shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if the Mortgage Loan Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, then the Trustee shall enforce the Mortgage Loan Seller's obligation under the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as applicable, to purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy thereof, because the originals of such documents or a certified copy have not been returned by the applicable jurisdiction, then the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date or the Subsequent Transfer Date, as applicable.

        (c) In the event that a Mortgage Loan is purchased by the Mortgage Loan Seller in accordance with Subsections 2.02(a) or (b) above, the Mortgage Loan Seller shall remit to the Trustee the Repurchase Price for deposit in the Distribution Account and the Mortgage Loan Seller shall provide to the Master Servicer and the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Distribution Account, the Seller shall notify the Trustee and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Mortgage Loan Seller as are necessary to vest in the Mortgage Loan Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Seller in a form agreed to between the Seller and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Mortgage Loan Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

        Section 2.03. Assignment of Interest in the Mortgage Loan Purchase Agreement. (a) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement (and the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans), including but not limited to the Seller's rights and obligations pursuant to the Servicing Agreements (noting that the Mortgage Loan Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Mortgage Loan Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

        (b) If the Seller, the Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans), which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Mortgage Loan Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans) or Section 2.04 of this Agreement, as applicable, shall purchase the

Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans) or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Mortgage Loan Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Mortgage Loan Seller, to the extent not required by law to be paid to the related borrower.) Any such purchase by the Mortgage Loan Seller shall be made by providing an amount equal to the Repurchase Price to the Trustee for deposit in the Distribution Account and written notification detailing the components of such Repurchase Price to the Trustee and the Master Servicer. The Seller shall notify the Trustee and submit to the Trustee or the Custodian, as its agent, a Request for Release in the form of Exhibit D attached hereto, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Mortgage Loan Seller, the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Mortgage Loan Seller, without recourse, as are necessary to vest in the Mortgage Loan Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Mortgage Loan Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

        Section 2.04. Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans) or Sections 2.02 or 2.03 of this Agreement, the Mortgage Loan Seller may, no later than the date by which such purchase by the Mortgage Loan Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Mortgage Loan Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement, the Subsequent Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans) or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach of a Mortgage Loan representation or warranty would cause such Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, then any such substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in
Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Mortgage Loan Seller in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage

Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Mortgage Loan Seller shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Mortgage Loan Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Mortgage Loan Seller. After such notification to the Mortgage Loan Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Mortgage Loan Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Mortgage Loan Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee (or the Custodian, as its agent) shall release to the Mortgage Loan Seller the Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans) or Section 2.04 of this Agreement, as applicable, and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Mortgage Loan Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans) or
Section 2.04 of this Agreement, as applicable. The Mortgage Loan Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement (or the Subsequent Mortgage Loan Purchase Agreement, with respect to the Subsequent Mortgage Loans) shall be deemed to have been made by the Mortgage Loan Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

        Section 2.05. Issuance of Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

        The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Certificates.

        Section 2.06. Representations and Warranties Concerning the Seller. The Seller hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

               (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

               (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

               (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

               (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will, if determined adversely to the Seller, materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

               (vii) immediately prior to the transfer and assignment thereof to the Trustee, each Mortgage Note and each Mortgage was not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the related Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

        Section 2.07. Conveyance of the Subsequent Mortgage Loans.

        (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the written order of the Seller of all or a portion of the balance of funds in the Pre-Funding Account, the Seller shall, on any Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Fund (but subject to the other terms and provisions of this Agreement) all of the right, title and interest of the Seller in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Seller on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Seller reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the mortgage pool by the Seller of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Seller, the Mortgage Loan Seller, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Seller to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee at least three
(3) Business Days prior to the related Subsequent Transfer Date.

        The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Seller). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

        (b) The Seller shall transfer to the Trustee for deposit in the mortgage pool the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

               (i) the Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Mortgage Loan Seller shall cause to be delivered a computer file containing such Mortgage Loan Schedule to the Trustee at least three (3) Business Days prior to the related Subsequent Transfer Date;

               (ii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit K, the Seller shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

             (iii) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

             (iv)   the Pre-Funding Period shall not have terminated;

             (v) the Seller shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders; and

               (vi) the Seller shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.07 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Seller, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans.

        (c) Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to, the following:

               (i) Each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument;

               (ii) The Seller will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the Certificateholders;

               (iii) The Seller will deliver certain Opinions of Counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans;

               (iv) As of the related Subsequent Cut-off Date, each such Subsequent Mortgage Loan will satisfy the following criteria:

                      (1) Such Subsequent Mortgage Loan may not be 30 or more
               days delinquent as of the last day of the month preceding the Subsequent Cut-off Date;

                      (2) The original term to stated maturity of such
               Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months;

                      (3) Each Subsequent Mortgage Loan must be a one-month
               LIBOR or six-month LIBOR adjustable rate Mortgage Loan with a first lien on the related Mortgaged Property;

                      (4) No Subsequent Mortgage Loan will have a first payment
               date occurring after April 1, 2003;

                      (5) The latest maturity date of any Subsequent Mortgage
               Loan will be no later than March 1, 2033;

                      (6) Such Subsequent Mortgage Loan will have a credit score of not less than 620;

                      (7) Such Subsequent Mortgage Loan will have a Gross Margin as of the related Subsequent Cut-Off Date ranging from approximately 1.25% per annum to approximately 2.875% per annum;

                      (8) Such Subsequent Mortgage Loan will have a Gross
               Lifecap as of the related Subsequent Cut-Off Date greater than 5%; and

                      (9) Such Subsequent Mortgage Loan shall, to the extent
               underwritten by HomeBanc or SouthStar, have been underwritten in accordance with HomeBanc's underwriting guidelines or SouthStar's underwriting guidelines, respectively;

        (d) As of the related Subsequent Cut-off Date, the Subsequent Mortgage Loans in the aggregate will satisfy the following criteria:

               (i) Have a weighted average Gross Margin ranging from 1.95% to 2.10% per annum;

               (ii)   Have a weighted average credit score greater than 710;

               (iii) Have no less than 90% of the Mortgaged Properties be owner occupied;

               (iv) Have no less than 80% of the Mortgaged Properties be single family detached or planned unit developments;

               (v) Have no more than 40% of the Subsequent Mortgage Loans be cash-out refinance;

               (vi) Have all of such Subsequent Mortgage Loans with a Loan-to-Value Ratio greater than 80% be covered by a Primary Mortgage Insurance Policy;

               (vii) Have a weighted average Gross Lifecap greater than or equal to 8%; and

               (viii) Be acceptable to the Rating Agencies.

                                   ARTICLE III
                 Administration and Servicing of Mortgage Loans

        Section 3.01. Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the related Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the related Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the related Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 6.04 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the related Servicer to the related Protected Account pursuant to the related Servicing Agreement.

        The Trustee shall furnish each Servicer and the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable such Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

        The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

        The Trustee shall execute and deliver to the related Servicer and the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

        Section 3.02. REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Servicers or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement, a Subsequent Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion. In addition, the Trustee shall comply with all of the requirements of Treasury Regulation ss. 1.860F-2(a)(2), including, without limitation, the requirement that each REMIC account for items of income and ownership of assets in a manner that respects the separate existence of each REMIC.

        Section 3.03. Monitoring of Servicer. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Seller the compliance by the Servicers with their respective duties under the Servicing Agreements. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of such Servicer with regard to such Servicer's compliance with the terms of the related Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that such Servicer should be terminated in accordance with the related Servicing Agreement, or that a notice should be sent pursuant to the related Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

        (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

        (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to the related Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

        (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

        (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

        Section 3.04. Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The amount of coverage to be maintained by the Master Servicer with respect to the blanket fidelity bond policy shall be $50,000,000 per occurrence, and, with respect to the errors and omissions insurance policy, shall be $20,000,000 per occurrence.

        Section 3.05. Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit a Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I or REMIC II. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appear in, prosecute or defend any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or a Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

        Section 3.06. Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the related Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the related Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the related Servicing Agreement.

        Section 3.07. Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, such Servicer will, if required under the related Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the related Protected Account maintained by such Servicer pursuant to Section 4.01 or by such Servicer pursuant to the related Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to such Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the related Servicer, and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the related Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Protected Account.

        (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the related Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the related Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of the related Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to such Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee when the need therefor by such Servicer or the Master Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the related Servicer or the Master Servicer.

        (c) The Master Servicer hereby covenants that it shall not alter the codes referenced in Section 4(c) of the Mortgage Loan Purchase Agreement or in
Section 4(c) of the Subsequent Mortgage Loan Purchase Agreement with respect to any Mortgage Loan during the term of this Agreement, unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

        Section 3.08. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

        (a) The Master Servicer shall transmit and the Servicers (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or the Servicers from time to time as are required by the terms hereof, or in the case of the Servicers, the related Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of such Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and (to the extent provided in the related Servicing Agreement) shall cause the Servicers to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

        (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and the Servicers shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the related Servicing Agreement.

        Section 3.09. Standard Hazard Insurance and Flood Insurance Policies.

        (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the related Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

        (b) Pursuant to Section 4.01, any amounts collected by a Servicer or the Master Servicer under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the related Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 4.03. Any cost incurred by the Master Servicer or the related Servicer in maintaining any such insurance (if the Mortgagor defaults in its obligation to do so) shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.01 and 4.03.

        Section 3.10. Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the Servicing Agreements) cause each Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

        Section 3.11. Maintenance of the Primary Mortgage Insurance Policies.

        (a) The Master Servicer shall not take, or permit a Servicer (to the extent such action is prohibited under the related Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit a Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

        (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer or the related Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.03.

        Section 3.12. Trustee to Retain Possession of Certain Insurance Policies and Documents.

        The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance, if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

        Section 3.13. Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the related Servicing Agreement.

        Section 3.14. Compensation for the Master Servicer.

        The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Distribution Account (the "Master Servicing Compensation"). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the related Servicer and shall not be deposited in the related Protected Account. The Master Servicer will be entitled to retain, as additional compensation, any interest remitted by the related Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

        Section 3.15. REO Property.
                      ------------

        (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the Servicing Agreements, cause the related Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the related Servicer to protect and conserve such REO Property in the manner and to the extent required by the related Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

        (b) The Master Servicer shall, to the extent required by the Servicing Agreements, cause the related Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

        (c) The Master Servicer and the related Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Master Servicing

Compensation or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Master Servicing Compensation or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

        (d) To the extent provided in the Servicing Agreements, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the related Servicer as provided above, shall be deposited in the related Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

        Section 3.16. Annual Officer's Certificate as to Compliance.

        (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 31 of each year, commencing on March 31, 2003, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that a Servicer has failed to perform any of its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

        (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or
(ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

        Section 3.17. Annual Independent Accountant's Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 31 of each year, commencing on March 31, 2003, to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the Audit Program for Mortgages Serviced for Freddie Mac or the Uniform

Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and
(iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided by the Master Servicer to any Certificateholder upon request, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

        Section 3.18. Reports Filed with Securities and Exchange Commission. (a) Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to the Trustee who shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. If requested by the Seller, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund. Prior to March 30, 2003 and annually thereafter, the Master Servicer shall, subject to subsection (c), file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, to the extent available, as exhibits (i) each Servicer's annual statement of compliance described under the related Servicing Agreement, (ii) each Servicer's accountant's report described under the related Servicing Agreement, and (iii) the Master Servicer's accountant's report described under Section 3.17, if applicable, in each case to the extent timely delivered, if applicable, to the Master Servicer. If items (i) and (ii) in the preceding sentence are not timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Seller hereby grants to the Master Servicer a limited power of attorney to execute and file each Form 8-K on behalf of the Seller. Such power of attorney shall continue until the earlier of (i) receipt by the Master Servicer from the Seller of written termination of such power of attorney and
(ii) the termination of the Trust Fund. The Seller and the Trustee each agree to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer will cooperate with the Seller in connection with any additional filings with respect to the Trust Fund as the Seller deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to: the Seller c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859.

        (b) The Master Servicer shall indemnify and hold harmless the Seller, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's obligations under this Section 3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

        (c) Nothing shall be construed from the foregoing subsection (a) and (b) to require the Seller or the Master Servicer or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. The failure of the Seller or the Master Servicer to sign the Form 10-K or any certification contained therein shall not be regarded as a breach by the related party of this Agreement. Furthermore, the inability of the Master Servicer to file a Form 10-K as a result of the lack of required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Master Servicer of any obligation under this Agreement. However, the Seller, the Master Servicer and the Trustee agree to negotiate in good faith to comply with further guidance from the Commission concerning the filing of Form 10-Ks.

        (d) In connection with the preparation of any Forms 8-K and the Form 10-K, the Seller, the Master Servicer, the Mortgage Loan Seller, the Securities Administrator and the Trustee shall comply with all reasonable requests for information, and shall promptly report to each other in writing any events which materially and adversely affect the interests of the Certificateholders for which such party has actual knowledge and which are not reflected in the statements to Certificateholders, including, without limitation, the termination of and transfer of servicing of a Servicer, downgrades of the ratings of any of the Certificates by the Rating Agencies, and any fraud discovered in the origination of or servicing of any Mortgage Loan. With respect to the Securities Administrator and the Master Servicer, actual knowledge requires knowledge of any officer of the Securities Administrator or the Master Servicer who is responsible for performing the duties of such party hereunder who has actual knowledge of any such events. Actions taken or actions not taken of which the Securities Administrator or the Master Servicer should have had knowledge, or have constructive knowledge, do not constitute actual knowledge herein; provided, however, that (i) the Master Servicer and the Securities Administrator shall make reasonable inquiries as to any such events from responsible employees of the Master Servicer and the Securities Administrator, respectively, and (ii) the Master Servicer shall make reasonable inquiries from the related Servicer as to any such events.

        (e) Notwithstanding the provisions of Section 11.02, this Section 3.18 may be amended without the consent of the Certificateholders.

        Section 3.19. EMC. On the Closing Date, EMC will receive from the Seller a payment of $5,000.

        Section 3.20. UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

        Section 3.21. Optional Purchase of Defaulted Mortgage Loans.

        With respect to any Mortgage Loan which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however, (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

        If at any time EMC remits to the Trustee a payment for deposit in the Distribution Account covering the amount of the Repurchase Price for such a Mortgage Loan, and EMC provides to the Trustee and the Master Servicer a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Distribution Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of EMC, without recourse, to EMC which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.


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


                                   ARTICLE IV
                                    Accounts

        Section 4.01. Protected Accounts. (a) The Master Servicer shall enforce the obligation of each respective Servicer to establish and maintain a Protected Account in accordance with the related Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which Protected Account shall be deposited, within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt thereof, all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the related Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from such Servicer's own funds (less servicing compensation as permitted by the related Servicing Agreement) and all other amounts to be deposited in the related Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the related Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

        (b) To the extent provided in a Servicing Agreement, amounts on deposit in the related Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this
Section 4.01 shall be paid to the related Servicers under the related Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. Each Servicer (to the extent provided in the related Servicing Agreement) shall deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

        (c) To the extent provided in a Servicing Agreement and subject to this
Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the related Protected Account, and shall immediately deposit or cause to be deposited in the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date or principal of or interest on Subsequent Mortgage Loans due on or before the related Subsequent Cut-off Date):

               (i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the related Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

               (ii) Full Principal Prepayments and any Liquidation Proceeds received by the related Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

               (iii) Partial Principal Prepayments received by the related Servicer for such Mortgage Loans in the related Prepayment Period;

               (iv) All funds collected and received in connection with the operation of any REO Property, and Liquidation Proceeds received upon the final disposition of any REO Property (net of any unreimbursed Monthly Advances, other advances of the related Servicer or Master Servicer with respect thereto, and unpaid Master Servicing Compensation and Servicing Fees with respect thereto); and

               (v)    Any amount to be used as an Advance.

        (d) Withdrawals may be made from a Protected Account only to make remittances as provided in Section 4.01(c); to reimburse the Master Servicer or the related Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c), certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

        Section 4.02. Distribution Account. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. On the Closing Date, the Seller shall deposit the Deposit Amount into the Distribution Account.

        (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

        (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office. The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investments earnings from Permitted Investments in the Distribution Account from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution

Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall promptly remit the amount of the loss to the Trustee, who shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Master Servicer shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

        Section 4.03. Permitted Withdrawals and Transfers from the Distribution Account. (a) The Trustee will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the related Servicing Agreement or this Agreement or as the Securities Administrator has instructed hereunder for the following purposes:

               (i) to reimburse the Master Servicer or the related Servicer for any Monthly Advance of its own funds or any advance of such Master Servicer's or Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

               (ii) to reimburse the Master Servicer or the related Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

               (iii) to reimburse the Master Servicer or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection 4.03(a) to the Master Servicer, and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

               (iv) to pay the Master Servicer or the related Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Master Servicer or the related Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted Scheduled Payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

               (v) to pay the Master Servicer or the related Servicer from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer or the related Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation;

               (vi) to reimburse the Master Servicer or the related Servicer for advances of funds, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

               (vii) to reimburse the Master Servicer or the related Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan, if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and
        (vi);

               (viii) to pay the Master Servicer as set forth in Section 3.14;

               (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

               (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

               (xi) to reimburse or pay a Servicer any such amounts as are due thereto under the related Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in the related Servicing Agreement;

               (xii) to reimburse or pay the Trustee, the Securities Administrator or the Custodian for fees, expenses, costs and liabilities incurred by and reimbursable or payable to it pursuant to this Agreement and not otherwise reimbursable or payable to it;

               (xiii) to remove amounts deposited in error;

               (xiv) to clear and terminate the Distribution Account pursuant to
        Section 10.01; and

               (xv) on the first Distribution Date, to withdraw an amount equal to the Deposit Amount from the Distribution Account and distribute such amount to the holders of the Class R-I and Class R-II Certificates, pro rata, until their respective Current Principal Amounts have been reduced to zero.

        (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(vii), inclusive, and (x).

        (c) On each Distribution Date, the Trustee shall distribute the Available Funds to the Holders of the Certificates in accordance with Section 6.01.

        Section 4.04. Pre-Funding Account and Pre-Funding Reserve Account.

        (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account, which shall be titled "Pre-Funding Account, Bank One, National Association, as trustee for the registered holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2002-AR5" (the "Pre-Funding Account"). The Pre-Funding Account shall be an Eligible Account. The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Pre-Funded Amount remitted on the Closing Date to the Trustee by the Seller. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

        (b) The Trustee will invest funds deposited in the Pre-Funding Account as directed by the Seller or its designee in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate of the Trustee manages or advises such investment or (iii) within one (1) Business Day of the Trustee's receipt thereof. For federal income tax purposes, the Seller or its designee shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Interest Coverage Account at the following times: (i) on the Business Day immediately preceding each Distribution Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Distribution Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment, (ii) on the Business Day immediately preceding each Subsequent Transfer Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Subsequent Transfer Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment or (iii) within one (1) Business Day of the Trustee's receipt thereof. Such transferred funds shall not constitute income and gain for purposes of Section 4.05(b) hereof. The Seller or its designee shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Account be an asset of any REMIC created hereunder.

        (c) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

               (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Scheduled Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the mortgage pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.07 with respect to such transfer and assignment;

               (ii) If the amount on deposit in the Pre-Funding Account (exclusive of investment income) has not been reduced to zero by the close of business on the date of termination of the Pre-Funding Period, then at the close of business on such date, the Trustee shall deposit into the Pre-Funding Reserve Account any amounts remaining in the Pre-Funding Account (exclusive of investment income) for distribution in accordance with the terms hereof;

               (iii) To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

               (iv) To clear and terminate the Pre-Funding Account upon the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Certificateholders then entitled to distributions in respect of principal.

        Withdrawals pursuant to clauses (i), (ii) and (iv) shall be treated as contributions of cash to REMIC I on the date of withdrawal.

        (d) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account, which shall be titled "Pre-Funding Reserve Account, Bank One, National Association, as trustee for the registered holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2002-AR5" (the "Pre-Funding Reserve Account"). The Pre-Funding Reserve Account shall be an Eligible Account. The Trustee shall, at the close of business on the day of the termination of the Pre-Funding Period, deposit in the Pre-Funding Reserve Account and retain therein any funds remaining in the Pre-Funding Account at the close of business on such day. Funds deposited in the Pre-Funding Reserve Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

        (e) The Trustee shall not invest funds deposited in the Pre-Funding Reserve Account. The Pre-Funding Reserve Account and any funds on deposit therein shall be assets of REMIC I. The funds on deposit in the Pre-Funding Reserve Account shall, on the Distribution Date immediately following the termination of the Pre-Funding Period, be transferred by the Trustee to the Distribution Account to be included as part of principal distributions to the Class A-1 Certificateholders on such Distribution Date.

        Section 4.05. Interest Coverage Account.

        (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account, which shall be titled "Interest Coverage Account, Bank One, National Association, as trustee for the registered holders of Structured Asset Mortgage Investments Inc., Mortgage Pass-Through Certificates, Series 2002-AR5" (the "Interest Coverage Account"). The Interest Coverage Account shall be an Eligible Account. The Trustee shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Interest Coverage Amount remitted on the Closing Date to the Trustee by the Seller. Funds deposited in the Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

        (b) For federal income tax purposes, the Class X Certificateholders shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Interest Coverage Account, which investment shall be made solely upon the written direction of the Class X Certificateholders, shall be for the sole and exclusive benefit of the Class X Certificateholders and shall be remitted by the Trustee to the Class X Certificateholders no later than the first Business Day following receipt of such income and gain by the Trustee. The Class X Certificateholders shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

        (c) On each Distribution Date during the Pre-Funding Period and on the Distribution Date immediately following the end of the Pre-Funding Period, the Trustee shall withdraw from the Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the Pre-Funded Amount over the aggregate Scheduled Principal Balance of Subsequent Mortgage Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to the weighted average of the Net Rates of those Subsequent Mortgage Loans. Such withdrawal and deposit shall be treated as a contribution of cash by the Mortgage Loan Seller to REMIC I on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the Interest Coverage Account and remit to the Mortgage Loan Seller or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that will occur during the Pre-Funding Period or the Distribution Date immediately following the end of the Pre-Funding Period, if no Subsequent Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date.

        (d) Upon the earliest of (i) the Distribution Date immediately following the end of the Pre-Funding Period, (ii) the reduction of the principal balances of the Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Seller or its designee.

        Section 4.06. Distribution of Carryover Shortfall Amount; Carryover Shortfall Reserve Fund.

        (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates, the Carryover Shortfall Reserve Fund. The Trustee shall, promptly upon receipt, deposit in the Carryover Shortfall Reserve Fund an amount equal to $5,000 to be remitted on the Closing Date to the Trustee by the Mortgage Loan Seller. On each Distribution Date, the Trustee shall transfer from the Distribution Account to the Carryover Shortfall Reserve Fund the amounts specified pursuant to Section 6.01(a)(A). On each Distribution Date, to the extent required, the Trustee


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


shall make withdrawals from the Carryover Shortfall Reserve Fund and use the amounts in the Carryover Shortfall Reserve Fund to make distributions to the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates, in an amount equal to the amount of any Carryover Shortfall Amount on such Certificate. Any such amounts transferred shall be treated for federal tax purposes as amounts distributed by REMIC II to the Class X Certificateholders as transferee thereof.

        (b) The Carryover Shortfall Reserve Fund shall be an Eligible Account. Amounts held in the Carryover Shortfall Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of the REMICs, until released from the Carryover Shortfall Reserve Fund pursuant to this Section
4.06. The Carryover Shortfall Reserve Fund constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss. 1.860G-2(h) and is not an asset of the REMICs. The Class X Certificateholders shall be the owners of the Carryover Shortfall Reserve Fund, and for all federal tax purposes, amounts transferred by the REMICs to the Carryover Shortfall Reserve Fund shall be treated as amounts distributed by the REMICs to the Class X Certificateholders. The Trustee shall keep records that accurately reflect the funds on deposit in the Carryover Shortfall Reserve Fund.


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


                                    ARTICLE V
                                  Certificates

        Section 5.01. Certificates. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of the Closing Date (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

        The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

        All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

        (c) (i) REMIC I will be evidenced by (x) the REMIC I Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and have the principal balances and accrue interest at the Pass-


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


Through Rates equal to those set forth in this Section 5.01(c)(i) and (y) the Class R-I Certificates, which is hereby designated as the single "residual interest" in REMIC I.

The REMIC I Regular Interests and the Class R-I Interest will have the following designations and pass-through rates:

                REMIC I
                Interest       Initial Balance    Pass-Through Rate


                LT-A1         $368,000,000.00          (1)
                LT-A2          $15,400,000.00          (1)
                LT-B1           $5,600,000.00          (1)
                LT-B2           $3,800,000.00          (1)
                LT-B3           $2,800,000.00          (1)
                LT-B4           $1,400,000.00          (1)
                LT-B5             $800,000.00          (1)
                LT-B6           $2,200,000.00          (1)
                LT-R                   $50.00          (2)
              Class R-I                $50.00          (2)

(1) For any Distribution Date, the weighted average of the Net Rates of the Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date.

(2)     The Class R Certificates will not bear interest.

               (ii) REMIC II will be evidenced by (x) the Certificates (other than the Class R Certificates) (the "REMIC II Regular Certificates"), which are hereby designated as the "regular interests" in REMIC II and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in this Section 5.01(c)(ii) and (y) the Class R-II Certificate, which is hereby designated as the single "residual interest" in REMIC II.

The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

        Designation         Initial Principal Amount       Pass-Through Rate
        -----------         ------------------------       -----------------
            A-1                   $368,000,000.00                 (1)
             X                              $0.00*                (2)
            R-I                            $50.00                 (3)
           R-II                            $50.00                 (3)
            A-2                    $15,400,000.00                 (4)
            B-1                     $5,600,000.00                 (5)
            B-2                     $3,800,000.00                 (6)


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


        Designation         Initial Principal Amount       Pass-Through Rate
        -----------         ------------------------       -----------------
            B-3                     $2,800,000.00                 (7)
            B-4                     $1,400,000.00                 (8)
            B-5                       $800,000.00                 (8)
            B-6                     $2,200,000.00                 (8)

*       See the definition of "Notional Amount" herein.

(1) The Class A-1 Certificates will bear interest at a variable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Net Rates of the Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date; provided, however, that for federal income tax purposes clause (iii) shall be a rate equivalent to the foregoing, expressed as the weighted average of the Pass-Through Rates on REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2, LT-B3, LT-B4, LT-B5 and LT-B6, weighted on the basis of the respective Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 1.83% per annum.

(2) The Class X Certificates will bear interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Net Rates of the Mortgage Loans over (y) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates, based on a notional amount equal to the Current Principal Amount of the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates; provided, however, that for federal income tax purposes the Class X Certificates will bear interest at a variable Pass-Through Rate equal to the sum of (A) interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-A1, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest over (y) the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-A1, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest, (B) interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-A2, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest over (y) the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-A2, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest, (C) interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-B1, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest over (y) the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-B1, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest, (D) interest at a variable Pass-Through Rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-B2, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest over (y) the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-B2, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest and (E) interest at a variable Pass-Through Rate equal to the greater of (i) zero and
(ii) the excess of (x) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-B3, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest over (y) the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rate on REMIC I Regular Interest LT-B3, weighted on the basis of the Uncertificated Principal Balance of such REMIC I Regular Interest. Amounts distributable to the Class X Certificates may be reduced by any amounts necessary to fund the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amount to the Class A-1, Class A-2, Class B-1, Class B-2 or Class B-3 Certificates on the related Distribution Date.


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


        The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 2.21% per annum.

        On the first Distribution Date, the Class X Certificate also will be entitled to 11 days of interest on its Notional Amount at the Pass-Through Rates applicable to the Adjustable Rate Certificates; provided, however, that for federal income tax purposes such entitlement is the equivalent of the foregoing, expressed as 100% of the interest payable on REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2 and LT-B3, in each case for an accrual period of 19 days.

(3) The Class R-II Certificates will not bear interest.

(4) The Class A-2 Certificates will bear interest at a variable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rates on REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2, LT-B3, LT-B4, LT-B5 and LT-B6, weighted on the basis of the respective Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 2.18% per annum.

(5) The Class B-1 Certificates will bear interest at a variable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rates on REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2, LT-B3, LT-B4, LT-B5 and LT-B6, weighted on the basis of the respective Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 2.38% per annum.

(6) The Class B-2 Certificates will bear interest at a variable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rates on REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2, LT-B3, LT-B4, LT-B5 and LT-B6, weighted on the basis of the respective Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 2.38% per annum.

(7) The Class B-3 Certificates will bear interest at a variable Pass-Through Rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.00% per annum and (iii) the weighted average of the Pass-Through Rates on REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2, LT-B3, LT-B4, LT-B5 and LT-B6, weighted on the basis of the respective Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 2.38% per annum.

(8) The Class B-4, Class B-5 and Class B-6 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on REMIC I Regular Interests LT-A1, LT-A2, LT-B1, LT-B2, LT-B3, LT-B4, LT-B5 and LT-B6, weighted on the basis of the respective Uncertificated Principal Balance of each such REMIC I Regular Interest immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 3.39% per annum.

        Principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC I Regular Interests as such amounts are payable and allocable to the Corresponding Certificates.

        (d) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the "latest possible maturity date" for the REMIC I Regular Interests and the Certificates.

        (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

        (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and A-3. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

        (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates and the Senior Mezzanine Certificates, $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Private Certificates shall be issued in certificated fully-registered form in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one Private Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Private Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Residual Certificates shall each be issued in certificated fully-registered form in the denomination of $50 and $50, respectively. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii)


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


in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or, pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

        (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

        (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

        (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

        (k) The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

        (l) The following legend shall be placed on the Residual Certificates and Private Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

        THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION UNLESS IT IS COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, CLASS PROHIBITED TRANSACTION EXEMPTION

        ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 OR PTCE
        96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR.

        Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

        (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

        (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

               (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

               (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor, and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

        (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such

Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

               (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

               (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

               (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

               (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

        (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

               (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

               (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

               (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.


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


        (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

               (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

        (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

        (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

        (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, however, that no Certificate may be exchanged for new Certificates unless the original


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


Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

        (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

        (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Exchange Act, and thereafter may destroy such Certificates.

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. (a) If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

        (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the Trustee nor any agent of the Seller or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.


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


        Section 5.05. Transfer Restrictions on Residual Certificates. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

        (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Seller an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Seller shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Seller, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a Permitted Transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

        (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

        (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

        Section 5.06. Restrictions on Transferability of Certificates. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class, provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

        (b) The Private Certificates shall each bear a Securities Legend. The Trustee and the Securities Administrator shall comply with the requirements of Treasury Regulations ss.ss. 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the furnishing of information.

        Section 5.07. ERISA Restrictions. (a) Subject to the provisions of Subsection 5.07(b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee, the Master Servicer and the Securities Administrator with an Opinion of Counsel satisfactory to the Trustee, the Master Servicer and the Securities Administrator, which opinion will not be at the expense of the Trustee, the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Securities Administrator to any obligation in addition to those undertaken in the Agreement or (ii) in the case of the Class B-4, Class B-5 and Class B-6 Certificates, a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code unless it is covered under an individual or class prohibited transaction exemption, including but not limited to Department of Labor Class Prohibited Transaction Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and


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


PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), or Section 401(c) of ERISA and the regulations promulgated thereunder; and (II) will not subject the Seller, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

        (b) Any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that in the case of the Class B-4, Class B-5 and Class B-6 Certificates either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or
Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction unless it is covered under an individual or class prohibited transaction exemption, including, but not limited to, PTCE 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23, or Section 401(c) of ERISA and the regulations promulgated thereunder; and (II) will not subject the Seller, the Securities Administrator, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

        (c) Neither the Trustee, the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. The Trustee shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

        Section 5.08. Rule 144A Information. For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act: (1) the Seller will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.


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


                                   ARTICLE VI
                         Payments to Certificateholders

        Section 6.01. Distributions on the Certificates. (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in January 2003, in an aggregate amount equal to the Available Funds for such Distribution Date.

        On the first Distribution Date, an amount equal to the Deposit Amount shall be distributed to the Residual Certificates, pro rata, in reduction of their Current Principal Amounts, until their respective Current Principal Amounts are reduced to zero.

        (A) On each Distribution Date on or prior to the Cross-Over Date, the Available Funds will be distributed to the Senior Certificates as follows:

               first, pro rata, to the Senior Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date; provided, however, that the amount of Accrued Certificate Interest paid to the Class X Certificates will be reduced by the aggregate amount of any Carryover Shortfall Amounts on the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates for that Distribution Date, which will be deposited into the Carryover Shortfall Reserve Fund;

               second, pro rata, to the Senior Certificates, the Accrued Certificate Interest thereon pursuant to clause first remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds;

               third, to the Class A-1 Certificates, in reduction of the Current Principal Amount thereof, the Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

        (B) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to the remaining Available Funds after the distributions in (A) above will be distributed to the Class A-2 Certificates, up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the remaining Available Funds;

        (C) On each Distribution Date on or prior to the Cross-Over Date, an amount equal to the remaining Available Funds after the distributions in (A) and
(B) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of the remaining Available Funds;

        (b) If, after distributions have been made pursuant to priorities first and second of clause (A) above on any Distribution Date, the remaining Available Funds are less than the


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


Senior Optimal Principal Amount, such amount shall be reduced, and such remaining funds will be distributed on the Senior Certificates (other than the Class X Certificates) on the basis of such reduced amount.

        (c) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

        (d) On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-II Certificates provided that if on any Distribution Date there are any Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates (other than the Class X Certificates), pro rata, based upon their Current Principal Amounts, until all amounts due to all such Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-II Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

        (e) On each Distribution Date, any amounts in the Carryover Shortfall Reserve Fund will be distributed sequentially, in the following order, to the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates, in each case up to an amount equal to any Carryover Shortfall Amounts with respect to such Class of Certificates.

        (f) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

        (g) If on any Distribution Date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on the Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls with respect to the Mortgage Loans that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

        (h) The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the REMICs.


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


        Section 6.02. Allocation of Losses. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

        (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

               first, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

               second, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

               third, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fourth, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fifth, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

               sixth, to the Class B-1 Certificates until the Current Principal Amount thereof has been reduced to zero;

               seventh, to the Class A-2 Certificates until the Current Principal Amount thereof has been reduced to zero; and

               eighth, to the Class A-1 Certificates.

        (c) Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date (such limitation, the "Loss Allocation Limitation").

        (d) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

        (e) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.


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


        (f) On each Distribution Date, the Trustee shall determine the Senior Mezzanine Certificate Writedown Amount and the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) with respect to the Subordinate Certificate Writedown Amount, if prior to the Cross-Over Date, the Subordinate Certificates, in the reverse order of their numerical Class designations, (ii) with respect to the Senior Mezzanine Certificate Writedown Amount, if prior to the Cross-Over Date, the Senior Mezzanine Certificates and
(iii) from and after the Cross-Over Date, the Class A-1 Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

        (g) Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Senior Mezzanine and Subordinate Certificates in right of distribution, such Realized Losses will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations, and then by the Senior Mezzanine Certificates. Following the Cross-Over Date, the interest portion of Realized Losses on the Mortgage Loans will be allocated on a pro rata basis to the Senior Certificates.

        Section 6.03. Payments. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

        (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

        Section 6.04. Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and


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each Certificateholder via the Securities Administrator's internet website as set forth below, the following information, expressed with respect to clauses
(i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, in the case of the Interest Only Certificates, a Notional Amount of $1,000, or in the case of the Residual Certificates, an initial Current Principal Amount of $50:

               (i) the Current Principal Amount or Notional Amount of each Class of Certificates immediately prior to such Distribution Date; (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

               (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

               (iv) any Carryover Shortfall, any Carryover Shortfall Amounts, the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

               (v) the amount of the distribution allocable to interest on each Class of Certificates;

               (vi) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

               (vii) the Current Principal Amount or Notional Amount of each Class of Certificates after such Distribution Date;

               (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution;

               (ix) the aggregate amount of any Realized Losses during the Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

               (x) with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date or the related Subsequent Cut-off Date, as the case may be, (iii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iv) the Net Liquidation Proceeds with respect to such Mortgage Loan and (v) the amount of the Realized Loss with respect to such Mortgage Loan;

               (xi) the amount of Scheduled Principal and Principal Prepayments (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash


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          deposits in connection with substitutions of Mortgage Loans and Net
          Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

               (xii) the number of Mortgage Loans (excluding REO Property) remaining in the Trust Fund as of the end of the related Prepayment Period;

               (xiii) information regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans
          (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last day of the immediately preceding month;

               (xiv) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

               (xv) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

               (xvi) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan and (B) accrued interest through the date of foreclosure, minus (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Securities Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

               (xvii) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

               (xviii)the Average Loss Severity for the prior calendar month;

               (xix) the then applicable Senior Percentage, Senior Prepayment Percentage, Senior Mezzanine and Subordinate Percentage and Senior Mezzanine and Subordinate Prepayment Percentage; and

               (xx) the amount withdrawn from the Pre-Funding Reserve Account and the Interest Coverage Account and used to make payments to Certificateholders on that Distribution Date, the amount remaining on deposit in the Pre-Funding Account and the Interest Coverage Account following such Distribution Date, and the amount withdrawn from the Pre-Funding Account used to buy Subsequent Mortgage Loans prior to such Distribution Date.

        The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively


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rely on such information and shall not be required to confirm, verify or recalculate any such information.

        The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

        (b) By March 31 of each year beginning in 2003, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine and advise the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

        Section 6.05. Monthly Advances. Pursuant to the related Servicing Agreement, each Servicer will make Monthly Advances. Each such Monthly Advance shall be remitted to the Distribution Account no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date in immediately available funds. Subject to the Master Servicer's recoverability determination, in the event that the related Servicer fails to make a required Monthly Advance, the Master Servicer shall be required to remit the amount of such Monthly Advance to the Distribution Account. The Master Servicer shall be obligated to make any such Monthly Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Monthly Advance or a lesser portion of such Monthly Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Monthly Advance, if applicable, and (ii) to the Trustee an Officer's Certificate setting forth the basis for such determination.

        The Master Servicer and each Servicer shall be entitled to be reimbursed from the Distribution Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 4.03. The obligation to make Monthly Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.05.


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        Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Monthly Advance, then the Trustee, as the successor Master Servicer, shall be obligated to make such Monthly Advance, subject to the provisions of this Section 6.05.

        Section 6.06. Compensating Interest Payments. Upon timely notice by the Trustee, the Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by each Servicer under the related Servicing Agreement with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by such Servicer and (ii) the Master Servicing Compensation for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.


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                                   ARTICLE VII
                               The Master Servicer

        Section 7.01. Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

        Section 7.02. Merger or Consolidation of the Master Servicer.

        (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

        (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 7.03. Indemnification of the Trustee, the Master Servicer and the Securities Administrator. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Indemnified Person shall have given the Master Servicer and the Seller written notice thereof promptly after the Indemnified Person shall have, with respect to such claim or legal action, knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, the Master Servicer or the Securities Administrator and the termination of this Agreement.

        (b) The Seller will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

        Section 7.04. Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

        (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action


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


in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

        (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

        (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or the Servicing Agreements (except to the extent that the Master Servicer is indemnified by the related Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

        (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01.

        (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

        (f) The Master Servicer shall not be liable for any acts or omissions of either Servicer, except as otherwise expressly provided herein.


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


        Section 7.05. Master Servicer Not to Resign. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until EMC or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

        Section 7.06. Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such successor Master Servicer out of payments on the Mortgage Loans as EMC or the Trustee and such successor Master Servicer shall agree. If the successor Master Servicer does not agree that such market value is a fair price, such successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

        Section 7.07. Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under this Agreement and any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and delegating its rights and obligations hereunder shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.


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

                                  ARTICLE VIII
                                     Default

        Section 8.01. "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

               (i) The Master Servicer fails to deposit in the Distribution Account any amount so required by it to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

               (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

               (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

               (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing


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


Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee, if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of EMC, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust, and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties hereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

        Section 8.02. Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided, further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to
Section 7.06, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of all other provisions of this Agreement and the respective Servicing Agreements relating to the Master Servicer, including the provisions of Article VII, however, shall apply to it in its capacity as successor Master Servicer.

        Section 8.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, and to the Rating Agencies.

        Section 8.04. Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

        Section 8.05. List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.


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

                                   ARTICLE IX
                   Concerning the Trustee and the Securities Administrator

        Section 9.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

        (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; and provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

        (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based on the report of the Securities Administrator.

        (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

               (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator,


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        respectively, unless it shall be proved that the Trustee or the
        Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

               (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

               (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

               (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

               (vii) None of the Securities Administrator, EMC or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

        Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

        (e) All funds received by the Master Servicer and the Trustee and required to be deposited in the Distribution Account, the Pre-Funding Account, the Pre-Funding Reserve


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Account and the Interest Coverage Account, as the case may be, pursuant to this
Agreement will be promptly so deposited by the Master Servicer and the Trustee.

        (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

        Section 9.02. Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

               (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Seller, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee and the Securities Administrator may consult with counsel, and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

               (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

               (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates


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


        evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

               (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

               (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Seller with reasonable further instructions;

               (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence, negligent failure to act or willful misconduct in the performance of any such act;

               (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

               (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Mortgage Loan Seller pursuant to this Agreement, the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

        Section 9.03. Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature


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and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement, other than any continuation statements required to be filed by the Trustee pursuant to Section 3.20.

        Section 9.04. Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator, in its individual capacity or in any capacity other than as Trustee hereunder, may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

        Section 9.05. Trustee's and Securities Administrator's Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.03 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such


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


expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

        Section 9.06. Eligibility Requirements for Trustee and Securities Administrator. The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to
Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

        Section 9.07. Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

        Section 9.08. Resignation and Removal of the Trustee and Securities Administrator. (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, and the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.


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


        (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, and the successor Trustee or Securities Administrator, as applicable.

        (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quintuplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed.

        (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

        Section 9.09. Successor Trustee and Successor Securities Administrator.
(a) Any successor Trustee or Securities Administrator appointed as provided in
Section 9.08 shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Seller and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

        (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.


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


        (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. EMC shall pay the cost of any such mailing by the successor Trustee or Securities Administrator.

        Section 9.10. Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 9.11. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Seller to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable.

        (b) If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Seller.

        (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

        (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights,


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


powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

        (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

        (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, or its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

        (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

        Section 9.12. Federal Information Returns and Reports to
Certificateholders; REMIC Administration. (a) For federal income tax purposes, the taxable year of each of REMIC I and REMIC II shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

        (b) The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each of REMIC I and REMIC II, the Trust Fund, if applicable, and the Certificates, containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Securities Administrator shall apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II. The Trustee shall make elections to treat each of REMIC I and REMIC II as a REMIC (which elections shall apply to the taxable period ending December 31, 2002 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may


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


prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section 9.12 and any other returns as may be required by the Code. The Holder of the Class R-I Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.1.860F-4(d)) for REMIC I, and the Holder of the Class R-II Certificate is hereby designated as the "Tax Matters Person" for REMIC II. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I and REMIC II during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, each of the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a Tax Matters Person for REMIC I or REMIC II, including designation of the Holder of a Residual Certificate to sign such returns or act as Tax Matters Person for REMIC I and REMIC II. Each Holder of a Residual Certificate shall be bound by this Section.

        (c) The Securities Administrator shall provide, upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, or any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member) and otherwise shall comply with all of the requirements of Section 860E(e) of the Code.

        (d) The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each of REMIC I and REMIC II or the Trust Fund.

        (e) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

        (f) The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Seller for any taxes and costs, including, without limitation, any reasonable attorneys fees, imposed on or incurred by the Trust Fund, the Seller or the Master Servicer as a result of a breach of the Trustee's covenants or the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this


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


paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.


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

                                    ARTICLE X
                                   Termination

        Section 10.01.Termination Upon Repurchase by the Seller or its Designee or Liquidation of the Mortgage Loans. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Trustee, the Master Servicer, EMC and the Securities Administrator created hereby, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth, shall terminate upon:

               (i) the repurchase by or at the direction of the Seller or its designee of all Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller; or

               (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

               (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

        (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

        (c) The right of the Seller or its designee to repurchase all the Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than or equal to 10% of the sum of (x) the Cut-off Date Balance and (y) the Pre-Funded Amount, or (ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC I and REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Seller may elect to terminate REMIC I or REMIC II at any time, and upon such election, the Seller or its designee shall repurchase all of the Mortgage Loans.

        (d) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer, the Securities Administrator and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

        (e) If the option of the Seller to repurchase or cause the repurchase of all the Mortgage Loans under Subsection 10.01 (a)(i) above is exercised, the Seller and/or its designee shall deliver to the Trustee for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in REMIC I and REMIC II. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class R Certificates), one month's interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class R Certificates). If the proceeds with respect to the Mortgage Loans are not sufficient to pay all of the Certificates in full, any such deficiency will be allocated first, to the Subordinate Certificates, in inverse order of their numerical designation, second to the Senior Mezzanine Certificates, and then to the Senior Certificates on a pro rata basis. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Seller.

        (f) Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account.

        (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

        Section 10.02.Additional Termination Requirements. (a) If the option of the Seller to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust Fund and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on either of REMIC I or REMIC II or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of REMIC I and REMIC II provided to it by the Seller meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder;

               (ii) the Seller shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

               (iii) at or after the time of adoption of such a plan of complete liquidation of any of REMIC I and REMIC II and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller, and REMIC I and REMIC II, as applicable, shall terminate at such time.

        (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the REMIC upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each of REMIC I and REMIC II shall terminate.

                                   ARTICLE XI
                            Miscellaneous Provisions

        Section 11.01.Intent of Parties. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

        Section 11.02.Amendment. (a) This Agreement may be amended from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and the Servicing Agreements may be amended from time to time by EMC, the Master Servicer and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement or the Servicing Agreements which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

        (b) This Agreement may also be amended from time to time by EMC, the Master Servicer, the Seller, the Securities Administrator and the Trustee, and the Servicing Agreements may also be amended from time to time by the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Servicing Agreements or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

        (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

        (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment.

The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

        Section 11.03.Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

        Section 11.04.Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

        (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 11.05.Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Securities Administrator, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

        (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Seller, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the

Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Seller, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Seller, or the Master Servicer, as the case may be.

        Section 11.06.GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 11.07.Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 383 Park Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of EMC Mortgage Corporation, EMC Mortgage Corporation, MacArthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038, Attention: Mr. Edward Raice, telecopier No.: (972) 444-2810, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank Minnesota, National Association, P.O. Box 98, Columbia, Maryland 21045 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21042 (Attention: SAMI 2002-AR5), telecopier no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10004, and Standard & Poor's Rating Service, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10041, Attention: Residential Mortgage Surveillance, or such other address as may be furnished to the parties hereto in writing. Any notice delivered to the Seller, the Master Servicer, the Securities Administrator, EMC or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

        Section 11.08.Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

        Section 11.09.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        Section 11.10.Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

        Section 11.11.Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

        Section 11.12.Notice to Rating Agencies. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

        1. Any material change or amendment to this Agreement or a Servicing Agreement;

        2. The occurrence of any Event of Default that has not been cured;

        3. The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

        4. The repurchase or substitution of Mortgage Loans;

        5. The final payment to Certificateholders; and

        6. Any change in the location of the Distribution Account.

                            [Signature page follows]

        IN WITNESS WHEREOF, the Seller, the Trustee, the Master Servicer, the Securities Administrator and EMC Mortgage Corporation have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                         STRUCTURED ASSET MORTGAGE INVESTMENTS INC., as Seller


                         By:  /s/ Baron Silverstein
                            ---------------------------------------------------
                            Name:  Baron Silverstein
                            Title: Vice President


                         BANK ONE, NATIONAL ASSOCIATION, as Trustee


                         By: /s/ Sandra Becker Whelan
                            ---------------------------------------------------
                             Name:  Sandra Becker Whelan
                             Title:  Vice President


                         WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer


                         By:    /s/ Stacey M. Wainwright
                            ---------------------------------------------------
                             Name:  Stacey M. Wainwright
                             Title: Assistant Vice President


                         WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Securities Administrator


                         By:    /s/ Stacey M. Wainwright
                            ---------------------------------------------------
                             Name:  Stacey M.Wainwright
                             Title: Vice President


                        EMC MORTGAGE CORPORATION


                         By:     /s/ Sue Stepanek
                            ---------------------------------------------------
                             Name:   Sue Stepanek
                             Title:  Executive Vice President

Accepted and Agreed as to
        Sections 2.01, 2.02, 2.03, 2.04, 2.07 and 9.09(c)
        in its capacity as Mortgage Loan Seller


EMC MORTGAGE CORPORATION, as Mortgage Loan Seller


By:    /s/ Sue Stepanek
   ---------------------------------
    Name:  Sue Stepanek
    Title: Executive Vice President


                                                  ------------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )


        On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ------------------------------
                                                          Notary Public
[Notarial Seal]

STATE OF            )
                    ) ss.:
COUNTY OF           )


        On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Sandra Becker Whelan, known to me to be an Vice President of Bank One, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ------------------------------
                                                          Notary Public
[Notarial Seal]

STATE OF TEXAS      )
                    ) ss.:
COUNTY OF DALLAS    )


        On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Sue Stepanek, known to me to be an Executive Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ------------------------------
                                                          Notary Public
[Notarial Seal]

STATE OF MARYLAND   )
                    ) ss.:
COUNTY OF HOWARD    )


        On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Stacey M. Wainwright, known to me to be an Assistant Vice President of Wells Fargo Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ------------------------------
                                                          Notary Public
[Notarial Seal]

STATE OF MARYLAND   )
                    ) ss.:
COUNTY OF HOWARD    )


        On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Stacey M. Wainwright, known to me to be an Assistant Vice President of Wells Fargo Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ------------------------------
                                                          Notary Public

[Notarial Seal]

STATE OF TEXAS      )
                    ) ss.:
COUNTY OF DALLAS    )


        On the 30th day of December, 2002 before me, a notary public in and for said State, personally appeared Sue Stepanek, known to me to be an Executive Vice Presifent of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  ------------------------------
                                                          Notary Public

[Notarial Seal]

                                                                     EXHIBIT A-1


                      FORM OF CLASS [A-__] [X] CERTIFICATES

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

        THE [CURRENT PRINCIPAL] [NOTIONAL] AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS [HEREON] AND REALIZED LOSSES [ON THE MORTGAGE LOANS] [ALLOCABLE HERETO] . ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE [CURRENT PRINCIPAL] [NOTIONAL] AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS [CURRENT PRINCIPAL] [NOTIONAL] AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


Certificate No.__                                     Pass-Through Rate: Variable

Class [A-__] [X] [Senior] [Senior Mezzanine]

Date of Pooling and Servicing Agreement and           Aggregate Initial [Current Principal]
Cut-off Date:                                         [Notional] Amount of this Class of
December 1, 2002                                      Certificates as of the Cut-off Date:
                                                      $___________________

First Distribution Date:                              Initial [Current Principal] [Notional Amount]
January 21, 2003                                      of this Certificate as of the Cut-off Date:
                                                      $___________________

Master Servicer:                                      CUSIP:______________
Wells Fargo Bank Minnesota, National
Association

Assumed Final Distribution Date:
May 19, 2033



                MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2002-AR5

                evidencing a fractional undivided interest in the distributions allocable to the Class [A-__] [X] Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of first lien, adjustable rate mortgage


                                     A-1-2
loans secured by one- to four-family residences and individual condominium units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Wells Fargo Bank Minnesota, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the [Current Principal] [Notional] Amount hereof at a per annum Pass-Through Rate equal to ___________. The Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the [Current Principal] [Notional] Amount of this Class of Certificates will be reduced to zero.

        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial [Current Principal] [Notional] Amount of this Certificate is set forth above. The Current [Principal] [Notional] Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

        This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the


                                     A-1-3

Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such action is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

        The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

        No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

        The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired with respect to any Mortgage Loan, (ii) the payment to Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other


                                     A-1-4
assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than or equal to 10% of the sum of (x) the Cut-off Date Balance and (y) the Pre-Funded Amount, or (ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC I or REMIC II has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

        Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]


                                     A-1-5

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 2002           BANK ONE, NATIONAL ASSOCIATION,
                                   not in its individual capacity but solely as Trustee


                                   By:
                                       --------------------------------------
                                                Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class [A-__] [X] Certificates referred to in the within-mentioned Agreement.

                                   BANK ONE, NATIONAL ASSOCIATION
                                   Authorized signatory of Bank One,
                                   National Association, not in
                                   its individual capacity but
                                   solely as Trustee


                                   By:
                                      --------------------------------------
                                               Authorized Signatory


                                     A-1-6

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:                             -----------------------------------------
                                   Signature by or on behalf of assignor


                                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

        This information is provided by __________________, the assignee named above, or ________________________, as its agent.


                                     A-1-7

                                                                     EXHIBIT A-2


                             CLASS B-__ CERTIFICATE

        THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND] THE SENIOR MEZZANINE CERTIFICATES [AND THE CLASS B-_ CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

        THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

        [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING


                                     A-2-1

MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

        THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION UNLESS IT IS COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, CLASS PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR.]


                                     A-2-2


                                                      Pass-Through Rate:  Variable
Class B-__ Subordinate

Date of Pooling and Servicing Agreement and           Aggregate Initial Current Principal Amount of
Cut-off Date:                                         this Class of Certificates as of the Cut-off
December 1, 2002                                      Date:
                                                      $__________________

First Distribution Date:                              Initial Current Principal Amount of this
January 21, 2003                                      Certificate as of the Cut-off Date:
                                                      $__________________

Master Servicer:                                      CUSIP: ______________
Wells Fargo Bank Minnesota, National
Association

Assumed Final Distribution Date:
May 19, 2033



                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2002-AR5

                evidencing a fractional undivided interest in the distributions allocable to the Class B-__ Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable interest rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ____________ is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of first lien, adjustable rate


                                     A-2-3
mortgage loans secured by one- to four-family residences and individual condominium units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Wells Fargo Bank Minnesota, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum Pass-Through Rate equal to _________. The Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

        [No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer is to be made, (i) the Trustee or the Seller may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any


                                     A-2-4
applicable statute of any state and (ii) the transferor and the transferee shall execute an investment letter in the form described by Section 5.06(a) of the Agreement. Neither the Seller nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, EMC and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

        [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transfer and/or holding of a Certificate and the servicing, management and/or operation of the trust and its assets: (i) will not result in any prohibited transaction unless it is covered under an individual or class prohibited transaction exemption, including, but not limited to, Class Prohibited Transaction Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23 and (ii) will not give rise to any additional fiduciary obligations on the part of the Seller, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate and will be evidenced by a representation or an Opinion of Counsel to such effect by or on behalf of an Institutional Accredited Investor.]

        This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Agreement also


                                     A-2-5
permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

        The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

        No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

        The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired with respect to any Mortgage Loan, (ii) the payment to Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than or equal to 10% of the sum of (x) the Cut-off Date Balance and (y) the Pre-Funded Amount, or (ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC I or REMIC II has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

        Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]


                                     A-2-6

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 2002           BANK ONE, NATIONAL ASSOCIATION,
                                   not in its individual capacity but solely as Trustee


                                   By:
                                       --------------------------------------
                                                Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.

                                   BANK ONE, NATIONAL ASSOCIATION
                                   Authorized signatory of Bank One,
                                   National Association, not in
                                   its individual capacity but
                                   solely as Trustee


                                   By:
                                      --------------------------------------
                                               Authorized Signatory


                                     A-2-7

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                   ----------------------------------------
                                   Signature by or on behalf of assignor


                                   ----------------------------------------
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________________________.

        This information is provided by __________________, the assignee named above, or ________________________, as its agent.


                                     A-2-8

                                                                     EXHIBIT A-3


                             CLASS R-__ CERTIFICATE

        THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

        SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

        THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

        ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TAX MATTERS PERSON, THE SELLER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES (AS DEFINED IN SECTION 7701 OF THE CODE), ANY STATE (AS DEFINED IN SECTION 7701 OF THE CODE) OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FREDDIE MAC OR ANY SUCCESSOR THERETO, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION (AS DEFINED IN SECTION 7701 OF THE CODE), OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (E) ANY OTHER PERSON SO DESIGNATED BY THE TRUSTEE BASED UPON AN OPINION OF COUNSEL THAT THE HOLDING OF AN OWNERSHIP INTEREST IN A RESIDUAL CERTIFICATE BY SUCH PERSON MAY CAUSE ANY REMIC CONTAINED IN THE TRUST OR ANY PERSON HAVING AN OWNERSHIP INTEREST IN THE RESIDUAL CERTIFICATE (OTHER THAN SUCH PERSON) TO INCUR A LIABILITY FOR ANY FEDERAL TAX IMPOSED UNDER THE CODE THAT WOULD NOT OTHERWISE BE IMPOSED BUT FOR THE


                                     A-3-1

TRANSFER OF AN OWNERSHIP INTEREST IN A RESIDUAL CERTIFICATE TO SUCH PERSON OR
(F) ANY ELECTING LARGE PARTNERSHIP AS DEFINED IN SECTION 775 OF THE CODE, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                     A-3-2



Certificate No. 1                                     Pass-Through Rate: Variable

Class R-__ Senior

Date of Pooling and Servicing Agreement and           Aggregate Initial Current Principal Amount of
Cut-off Date:                                         this Class of Certificates as of the Cut-off
December 1, 2002                                      Date:  $50.00

First Distribution Date:                              Initial Current Principal Amount of this
January 21, 2003                                      Certificate as of the Cut-off Date: $50.00

Master Servicer:                                      CUSIP: ___________
Wells Fargo Bank Minnesota, National
Association

Assumed Final Distribution Date:
May 19, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2002-AR5

                evidencing a fractional undivided interest in the distributions allocable to the Class R-__ Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four-family adjustable interest rate mortgage loans sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of first lien, adjustable rate mortgage loans secured by one- to four-family residences and individual condominium units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage


                                     A-3-4

Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to SAMI. Wells Fargo Bank Minnesota, National Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), EMC Mortgage Corporation, Wells Fargo, as Master Servicer and securities administrator and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

        No interest will accrue or be payable on this Certificate. On the First Distribution Date specified above, the Trustee will distribute the Deposit Amount deposited by the Seller on the Closing Date into the Distribution Account to the Class R-I and Class R-II Certificates, pro rata. Thereafter, the Trustee will distribute on the 19th day of each month, or, if such 19th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests, by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any ownership interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any ownership interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any ownership interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a person that is a United States Person and a Permitted Transferee acquires any ownership interest in this Certificate in violation of such restrictions, then the prior Holder thereof shall, upon discovery that the transfer


                                     A-3-4
of this Certificate was not in fact permitted pursuant to the terms of the Agreement, be restored to all rights as a Holder hereof retroactive to the date of such purported transfer, and the prior Holder shall be entitled to recover from any purported Holder hereof that was in fact not a Permitted Transferee at the time it became a Holder all payments made on this Certificate.

        This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended.

        This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in eleven Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

        By accepting this Certificate, the purchaser hereof agrees to be a Tax Matters Person and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.


                                     A-3-5

        The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

        No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

        The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired with respect to any Mortgage Loan, (ii) the payment to Certificateholders of all amounts required to be paid to them under the Agreement, or (iii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only (A) if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than or equal to 10% of the sum of (x) the Cut-off Date Balance and (y) the Pre-Funded Amount, or (ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC I or REMIC II has been lost or a substantial risk exists that such REMIC status will be lost for the then-current taxable year, and (B) following the satisfaction of certain additional termination requirements specified in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

        Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                            [Signature page follows]


                                     A-3-6

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 30, 2002           BANK ONE, NATIONAL ASSOCIATION,
                                   not in its individual capacity but solely as Trustee


                                   By:
                                      --------------------------------------
                                             Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class R-__ Certificates referred to in the within-mentioned Agreement.

                                   BANK ONE, NATIONAL ASSOCIATION
                                   Authorized signatory of Bank One,
                                   National Association, not in
                                   its individual capacity but
                                   solely as Trustee


                                   By:
                                      --------------------------------------
                                                 Authorized Signatory


                                     A-3-7

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:__________________
                                   ---------------------------------------
                                   Signature by or on behalf of assignor


                                   ---------------------------------------
                                   Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

        This information is provided by __________________, the assignee named above, or ________________________, as its agent.


                                     A-3-8

                                                                       EXHIBIT B


                             MORTGAGE LOAN SCHEDULE

                             [PROVIDED UPON REQUEST]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:     Bank One, National Association
        153  West  51st St., 5th Floor
        New York, New York  10019

RE: Pooling and Servicing Agreement dated as of December 1, 2002, among Structured Asset Mortgage Investments Inc., EMC Mortgage Corporation, Wells Fargo
        Bank Minnesota, National Association and
        Bank One, National Association
        as Trustee

        In connection with the administration of the Mortgage Loans (as defined in the Agreement) held by you pursuant to the above-captioned Pooling and Servicing Agreement (the "Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File (as defined in the Agreement) for the Mortgage Loan described below, for the reason indicated. The release of such Mortgage File will not invalidate any insurance coverage provided in respect of such Mortgage Loan under any of the Insurance Policies (as defined in the Agreement).

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
------------------------------------------


_____          1.     Mortgage  paid in  full  and  proceeds  have  been
                      deposited into the Custodial Account

_____          2.     Foreclosure

_____          3.     Substitution

_____          4.     Other Liquidation

_____          5.     Nonliquidation               Reason:
                                                          ----------------------

_____          6.     California Mortgage Loan paid in full


                                                   By:
                                                      --------------------------
                                                       (authorized signer)
                                                   Issuer:
                                                          ----------------------
                                                   Address:
                                                           ---------------------
                                                   Date:
                                                        ------------------------

                                                                       EXHIBIT E

                FORM OF AFFIDAVIT PURSUANT TO SECTION 860E(E)(4)

                                         Affidavit pursuant to Section
                                         860E(e)(4) of the Internal Revenue
                                         Code of 1986, as amended, and for
                                         other purposes

STATE OF                   )
                           :  ss:
COUNTY OF                  )

        [NAME OF OFFICER], being first duly sworn, deposes and says:

        1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ______] [the United States], on behalf of which he makes this affidavit.

        2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investment Trust 2002-AR5, Mortgage Pass-Through Certificates, Series 2002-AR5, Class R-I and Class R-II Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

        3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership, either directly or through any entity that is not a corporation for United States federal income tax purposes, are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

        4. That the Investor's taxpayer identification number is
______________________.

        5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

        6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

        7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

        8. The Investor is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

        IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

                                            [NAME OF INVESTOR]


                                            By:
                                               ---------------------------------
                                                [Name of Officer]
                                                [Title of Officer]
                                                [Address of Investor for receipt
                                                of distributions]

                                                Address of Investor for receipt
                                                of tax information:

        Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

        Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                            ___________________[Date]


[SELLER]

Bank One, National Association
153 West 51st St., 5th Floor
New York, New York  10019

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York  10167

        Re: Structured Asset Mortgage Investments Trust 2002-AR5, Mortgage Pass-Through Certificates Series 2002-AR5 (the "Certificates"), including the [Class B-4, Class B-5, Class B-6] Certificates (the "Privately Offered Certificates")
              ------------------------------------------------------------------

Dear Ladies and Gentlemen:

        In connection with our purchase of Privately Offered Certificates, we confirm that:

        (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

        (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

        (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

        (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

        (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

        (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

        (A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below), a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached as Exhibit F-2 to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee (as defined below)) is executed promptly by the purchaser and delivered to the addressees hereof and
(3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

        (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Bank One, National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel (as defined in the Pooling and Servicing Agreement) is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

        (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing Agreement, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

        (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an Opinion of Counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction unless it is covered under an individual or class prohibited transaction exemption, including, but not limited to, Class Prohibited Transaction Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

        (ix) We understand that each of the [Class B-4, Class B-5 and Class B-6] Certificates bears, and will continue to bear, a legend to substantially the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO


                                     F-1-2

RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or
(7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION UNLESS IT IS COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, CLASS PROHIBITED TRANSACTION EXEMPTION ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 OR SECTION 401(c) OF ERISA AND THE REGULATIONS TO BE PROMULGATED THEREUNDER AND (2) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

        "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

        Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of December 1, 2002, among Structured Asset Mortgage Investments Inc., EMC Mortgage Corporation, Wells Fargo Bank Minnesota, National


                                     F-1-3

Association and Bank One, National Association, as Trustee (the "Pooling and Servicing Agreement').

        If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

        Name of Nominee (if any): ------------------------

        IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                                   Very truly yours,

                                                   [PURCHASER]

                                                   By:
                                                      --------------------------
                                                         (Authorized Officer)

                                                   [By:
                                                       -------------------------
                                                          Attorney-in-fact]


                                     F-1-4

                             NOMINEE ACKNOWLEDGMENT

        The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                                   [NAME OF NOMINEE]

                                                   By:
                                                       -------------------------
                                                         (Authorized Officer)


                                                   [By:
                                                       -------------------------
                                                          Attorney-in-fact]


                                     F-1-5

                                                                     EXHIBIT F-2


                      FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                            ______________________[Date]


[SELLER]

Bank One, National Association
153 West 51st  St., 5th Floor
New York, New York  10019

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York  10179

               Re: Structured Asset Mortgage Investment Trust 2002-AR5, Mortgage Pass-Through Certificates, Series 2002-AR5 Class B-4, Class B-5 and Class B-6 Certificates
                      (the "Privately Offered Certificates")
                      -------------------------------------------------------

Dear Ladies and Gentlemen:

        In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

        1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

        Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

        Amount: $ _____________________; and

        2.     The dollar amount set forth above is:

        a. greater than $100 million and the undersigned is one of the following entities:

               (i) an insurance company as defined in Section 2(a)(13) of the Act(1); or


------------------
1 A purchase by an insurance company for one or more of its "separate accounts", as defined by Section 2(a)(37) of the Investment Company Act of 1940, as amended, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


                                     F-2-1

               (ii) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or any "business development company" as defined in Section 2(a)(48) of the Investment Company Act; or

               (iii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

               (iv) a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

               (v) a "business development company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

               (vi) a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in
        Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; or

               (vii) a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

               (viii) an investment adviser registered under the Investment Advisers Act; or

        b. greater than $10 million, and the undersigned is a broker-dealer registered with the Securities and Exchange Commission ("SEC"); or

        c. less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

        d. less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

        e. less than $100 million, and the undersigned is an entity, all the equity owners of which are "qualified institutional buyers."

        The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by


                                     F-2-2

Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501(a) of the Act, in a transaction that otherwise does not constitute a public offering.

        The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement, dated as of December 1, 2002, among Structured Asset Mortgage Investments Inc., EMC Mortgage Corporation, Wells Fargo Bank Minnesota, National Association and Bank One, National Association, as Trustee, pursuant to Certificates were issued.

        The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or
Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction unless it is covered under an individual or class prohibited transaction exemption, including, but not limited to, Class Prohibited Transaction Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60, PTCE 96-23 or Section 401(c) of ERISA and the regulations to be promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

        If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

        Name of Nominee (if any):


                                     F-2-3

        IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned purchaser (the "Purchaser") on the ____ day of ___________, 20___.

                                     Very truly yours,

                                     [PURCHASER]

                                     By:
                                         ---------------------------------------
                                            (Authorized Officer)

                                     [By:
                                          --------------------------------------
                                            Attorney-in-fact]


                                     F-2-4

                             NOMINEE ACKNOWLEDGMENT

        The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                     [NAME OF NOMINEE]

                                     By:
                                         --------------------------------------
                                          (Authorized Officer)

                                     [By:
                                          -------------------------------------
                                          Attorney-in-fact]


                                     F-2-5

                                                                       EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

        THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of December 30, 2002, by and among BANK ONE, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), STRUCTURED ASSET MORTGAGE INVESTMENTS INC., as seller (together with any successor in interest, the "Company"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

        WHEREAS, the Company, the Master Servicer, the Trustee and EMC Mortgage Corporation have entered into a Pooling and Servicing Agreement, dated as of December 1, 2002, relating to the issuance of Structured Asset Mortgage Investment Trust 2002-AR5, Mortgage Pass-Through Certificates, Series 2002-AR5 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

        WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by (i) the Company or the Master Servicer under the Pooling and Servicing Agreement and (ii) the related Servicer under the Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II
                          CUSTODY OF MORTGAGE DOCUMENTS

        Section 2.1 Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges, and on the Subsequent Transfer Date, the Custodian, as the duly appointed agent of the Trustee for these purposes, will acknowledge, (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on Schedule 1 attached hereto (as such Schedule shall be updated from time to time)(the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

        Section 2.2 Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered to the Trustee (with a copy to the Custodian) pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

        Section 2.3   Review of Mortgage Files.

               (a) On or prior to the Closing Date, with respect to the Mortgage Loans, or the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Seller and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on Schedule 1 attached hereto (the "Mortgage Loan Schedule").

               (b) Within 90 days of the Closing Date (or within 90 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Custodian thereof), the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall execute and deliver to the Seller and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

               (c) Not later than 180 days after the Closing Date (or within 90 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or with respect to any Substitute Mortgage Loans, within 5 Business Days after the receipt by the Custodian thereof), the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and execute and deliver to the Seller and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

               (d) In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

        Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

        Section 2.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the applicable Servicer and the Trustee.

        Section 2.5 Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the Repurchase Price therefor has been deposited in the Distribution Account, the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

        Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees to promptly release to such Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

        From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the

Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

        At any time that a Servicer is required to deliver to the Custodian a Request for Release, such Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of Mortgage, without recourse, from the Trustee to the Mortgage Loan Seller and the related Mortgage Note shall be endorsed without recourse by the Trustee and be returned to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Servicer.

        Section 2.6 Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption agreement, substitution of liability agreement or sale of servicing agreement has been completed by forwarding to the Custodian the original of such assumption agreement, substitution of liability agreement or sale of servicing agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III
                            CONCERNING THE CUSTODIAN

        Section 3.1 Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Mortgage Loan Seller, either Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

        Section 3.2   Reserved.

        Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

        Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Trust pursuant to the Pooling and Servicing Agreement.

        Section 3.5 Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

        The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with either Servicer or the Company.

        Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

        Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder (provided such Person shall satisfy the requirements set forth in Section 3.7), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 3.7 Representations of the Custodian. The Custodian hereby represents, and any successor Custodian hereunder shall represent, that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

        Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

        Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

        Section 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES.

        Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

        For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                            [Signature page follows]

        IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                         BANK ONE, NATIONAL
                                                 ASSOCIATION, as Trustee
153 West 51st St., 5th Floor
New York, New York  10019
                                                 By:
                                                    ----------------------------
Attention:                                       Name:
Telecopy:                                        Title:
Confirmation:

Address:                                         STRUCTURED ASSET MORTGAGE
                                                 INVESTMENTS, INC.
383 Madison Avenue
New York, New York  10179                        By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

Address:                                         WELLS FARGO BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION, as Master
                                                 Servicer
9062 Old Annapolis Road
Columbia, Maryland  21045
                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

Address:                                         WELLS FARGO BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION, as
                                                 Custodian
9062 Old Annapolis Road
Columbia, Maryland  21045                        By:
                                                    ----------------------------
                                                 Name:
                                                 Title:

STATE OF                   )
                           :  ss:
COUNTY OF                  )

        On the __ day of December 2002 before me, a notary public in and for said State, personally appeared _______________, known to me to be a _________________of Bank One, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                        -----------------------
                                                        Notary Public


[SEAL]

STATE OF                   )
                           :  ss:
COUNTY OF                  )

        On the __ day of December 2002 before me, a notary public in and for said State, personally appeared _________________, known to me to be an _______ of Wells Fargo Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        -----------------------
                                                        Notary Public

[SEAL]

STATE OF                   )
                           :  ss:
COUNTY OF                  )

        On the __ day of December 2002 before me, a notary public in and for said State, personally appeared _________________, known to me to be a _________________ of Structured Asset Mortgage Investments Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                        -----------------------
                                                        Notary Public

[Notarial Seal]

STATE OF                   )
                           :  ss:
COUNTY OF                  )

        On the __ day of December 2002 before me, a notary public in and for said State, personally appeared ____________, known to me to be a ______________ of Wells Fargo Bank Minnesota, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        -----------------------
                                                        Notary Public
[Notarial Seal]

                                   SCHEDULE 1

                                 MORTGAGE LOANS

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                            December 30, 2002


Bank One, National Association
153 West 51st St., 5th Floor
New York, New York  10019

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York  10179

Attention: Structured Asset Mortgage Investments Inc., Series 2002-AR5


           Re: Custodial Agreement, dated as of December 30, 2002, by and among Bank One, National Association, Structured Asset Mortgage Investments Inc. and Wells Fargo Bank Minnesota, National Association relating to Structured Asset Mortgage Investment Trust 2002-AR5, Mortgage Pass-Through Certificates, Series 2002-AR5

Ladies and Gentlemen:

        In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            By:_________________________________
                                            Name:  _________________
                                            Title: _________________

                       Schedule A to Exhibit One

                              Exceptions

                              EXHIBIT TWO

                FORM OF CUSTODIAN INTERIM CERTIFICATION

                                            _______ __, 20__


Bank One, National Association
153 West 51st St., 5th Floor
New York, New York  10019

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York  10179

Attention: Structured Asset Mortgage Investments Inc., Series 2002-AR5


           Re: Custodial Agreement, dated as of December 30, 2002, by and among Bank One, National Association, Structured Asset Mortgage Investments Inc. and Wells Fargo Bank Minnesota, National Association relating to Structured Asset Mortgage Investment Trust 2002-AR5, Mortgage Pass-Through Certificates, Series 2002-AR5

Ladies and Gentlemen:

        In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                            Schedule A to Exhibit Two

                                   Exceptions

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                            _______ __, 20__


Bank One, National Association
153 West 51st St., 5th Floor
New York, New York  10019

Structured Asset Mortgage Investments Inc.
383 Madison Avenue
New York, New York  10179

        Attention: Structured Asset Mortgage Investments Inc., Series 2002-AR5


           Re: Custodial Agreement, dated as of December 30, 2002, by and among Bank One, National Association, Structured Asset Mortgage Investments Inc. and Wells Fargo Bank Minnesota, National Association relating to Structured Asset Mortgage Investment Trust 2002-AR5, Mortgage Pass-Through Certificates, Series 2002-AR5

Ladies and Gentlemen:

        In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, containing with respect to each such Mortgage Loan:

        (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the Company stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

        (ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

        (iii) Unless the Mortgage Loan is registered on the MERS(R) System, an original assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

        (iv) To the extent available, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS(R) System and noting the presence of a MIN) or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded;

        (v) The original of each modification, assumption, extension or guaranty agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption, extension or guaranty agreement certified by the public recording office in which such document has been recorded;

        (vi) The original mortgagor's title insurance policy or, if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance or a written commitment to issue such title insurance policy; and

        (vii) The original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any, to the extent available.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                                     EXHIBIT H-1

             EMC MORTGAGE CORPORATION AND ALLIANCE MORTGAGE COMPANY
                             SUBSERVICING AGREEMENT
                           DATED AS OF AUGUST 1, 2002

                                                                     EXHIBIT H-2

                 EMC MORTGAGE CORPORATION AND SOUTHTRUST MORTGAGE CORPORATION
                  PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                 DATED AS OF NOVEMBER 1, 2002

                                                                       EXHIBIT I

                              ASSIGNMENT AGREEMENTS

                            (Available upon request)

                                                                       EXHIBIT J

                        MORTGAGE LOAN PURCHASE AGREEMENT

                            (Available upon request)

                                                                       EXHIBIT K

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

        Pursuant to this Subsequent Transfer Instrument, dated _______________, 200__ (the "Instrument"), between Structured Asset Mortgage Investments Inc., as seller (the "Seller"), and Bank One, National Association, as trustee of the Structured Asset Mortgage Investments Trust 2002-AR5 Mortgage Pass-Through Certificates, Series 2002-AR5, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among the Seller, as the seller, Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, EMC Mortgage Corporation and the Trustee, as trustee, the Seller and the Trustee agree to the sale by the Seller and the purchase by the Trustee in trust, on behalf of the Trust, of the Subsequent Mortgage Loans listed on the Schedule of Mortgage Loans attached to this Instrument as Exhibit 1 hereto (the "Subsequent Mortgage Loans").

        Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

        Section 1.    Conveyance of Subsequent Mortgage Loans.

        (a) The Seller does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due or accruing on the Subsequent Mortgage Loans on and after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.07 of the Pooling and Servicing Agreement; provided, however, that the Seller reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The Seller, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item with respect to the Subsequent Mortgage Loans set forth in
Section 2.01 of the Pooling and Servicing Agreement and the other items in the related Mortgage Files. The transfer to the Trustee by the Seller of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Seller, the Mortgage Loan Seller, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Seller to the Trust Fund.

        (b) The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Seller in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated as of ___________, 200__, between EMC Mortgage Corporation, as seller, and the Seller, as purchaser (the "Purchase Agreement").

        (c) Additional terms of the sale are set forth on Attachment A hereto.

        Section 2.    Representations and Warranties; Conditions Precedent.

        (a) The Seller hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.07 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

        (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

        Section 3.    Recordation of Instrument.

        To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Subsequent Mortgage Loans.

        Section 4.    Governing Law.

        This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

        Section 5.    Counterparts.

        This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         [The remainder of this page has been intentionally left blank]

        Section 6.    Successors and Assigns.

        This Instrument shall inure to the benefit of and be binding upon the Seller and the Trustee and their respective successors and assigns.

                                            STRUCTURED ASSET MORTGAGE
                                            INVESTMENTS INC., as Seller

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:



                                            BANK ONE, NATIONAL
                                            ASSOCIATION, as Trustee

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                             (Provided Upon Request)

                                  ATTACHMENT A

                              ADDITIONAL SALE TERMS